UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2025

Masterworks Vault 1, LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12098

Delaware	92-1162722
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1 WORLD TRADE CENTER, 57TH FLOOR, NEW YORK, NY 10007

(Full mailing address of principal executive offices)

(203) 518-5172

(Issuer’s telephone number, including area code)

www.masterworks.com

(Issuer’s website)

Series 300 Class A Ordinary Shares, Series 309 Class A Ordinary Shares, Series 315 Class A Ordinary Shares, Series 316 Class A Ordinary Shares, Series 318 Class A Ordinary Shares, Series 319 Class A Ordinary Shares, Series 320 Class A Ordinary Shares, Series 322 Class A Ordinary Shares, Series 323 Class A Ordinary Shares, Series 329 Class A Ordinary Shares, Series 336 Class A Ordinary Shares, Series 338 Class A Ordinary Shares, Series 339 Class A Ordinary Shares, Series 340 Class A Ordinary Shares, Series 342 Class A Ordinary Shares, Series 343 Class A Ordinary Shares, Series 344 Class A Ordinary Shares, Series 345 Class A Ordinary Shares, Series 346 Class A Ordinary Shares, Series 348 Class A Ordinary Shares, Series 360 Class A Ordinary Shares, Series 362 Class A Ordinary Shares, Series 365 Class A Ordinary Shares, Series 370 Class A Ordinary Shares, Series 372 Class A Ordinary Shares, Series 374 Class A Ordinary Shares, Series 377 Class A Ordinary Shares, Series 386 Class A Ordinary Shares, Series 411 Class A Ordinary Shares, Series 415 Class A Ordinary Shares, Series 417 Class A Ordinary Shares, Series 420 Class A Ordinary Shares, Series 421 Class A Ordinary Shares, Series 423 Class A Ordinary Shares, Series 429 Class A Ordinary Shares, Series 442 Class A Ordinary Shares, Series 446 Class A Ordinary Shares, Series 451 Class A Ordinary Shares, Series 453 Class A Ordinary Shares, Series 463 Class A Ordinary Shares, Series 467 Class A Ordinary Shares, Series 469 Class A Ordinary Shares, Series 470 Class A Ordinary Shares, Series 486 Class A Ordinary Shares, Series 488 Class A Ordinary Shares, Series 489 Class A Ordinary Shares, Series 497 Class A Ordinary Shares, Series 498 Class A Ordinary Shares, Series 506 Class A Ordinary Shares, Series 508 Class A Ordinary Shares, Series 510 Class A Ordinary Shares, Series 512 Class A Ordinary Shares, Series 513 Class A Ordinary Shares, Series 520 Class A Ordinary Shares, Series 521 Class A Ordinary Shares, Series 522 Class A Ordinary Shares

(Securities issued pursuant to Regulation A)

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Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors” in our most recent Offering Circular filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

Item 1. Business

As used in this Report, “we,” “our,” “ours,” “us,” or the “Company,” refer to Masterworks Vault 1, LLC, a Delaware series limited liability company and, as the context requires, the series of the Company and the segregated portfolios of Masterworks Cayman, SPC that holds title to the Artwork of each series, individually or collectively. “Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries.

Overview

We are a Delaware series limited liability company formed on November 9, 2022 to facilitate investment in distinct artworks (each, an “Artwork” and collectively, the “Artworks”). We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended (each an “Offering” and, collectively, “Offerings”). The Class A shares of each series represent ordinary membership interests in such series (“Class A shares”) and an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

On or about May 19, 2023, the Company commenced accepting subscriptions for one or more Offerings. As of December 31, 2025, aggregate subscriptions of $53,663,020 had been accepted by the Company and closed upon, resulting in the issuance of an aggregate of 2,683,151 Class A ordinary shares of various series at $20.00 per share. All of the proceeds from each Offering are used to pay, directly or indirectly, for the acquisition of Artwork, and to pay an expense allocation to Masterworks.

During all relevant times following the initial closing of each Offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single entity which may establish internal segregated portfolios. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

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Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to hold the Artwork for capital appreciation and to display and promote the Artwork so as to enhance its value and broaden its exposure to the art-viewing public. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork.

We are totally reliant on Masterworks to maintain the Artwork and administer our business.

The Art Market

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

The recovery was heavily weighted to the second half of the year. The first half of 2025 remained soft, with auction sales at the major houses declining approximately 6% year-over-year, though the rate of decline was less severe than in prior periods. Conditions shifted decisively in the second half as several landmark single-owner collections came to market. The November New York auction season was the strongest in three years, realizing approximately $2.2 billion across the major houses, up approximately 53% from November 2024. The season was anchored by the Leonard Lauder collection, which realized $527.5 million at Sotheby’s, and included record-setting results for Gustav Klimt ($236.3 million, the most expensive Modern work sold at auction) and Frida Kahlo ($54.7 million, the most expensive work by a woman artist sold at auction). Sotheby’s auction sales rose 28.7% and Christie’s 7.2% for the full year.

Impressionist and Modern art led the recovery, with year-over-year growth of approximately 31.4%. Post-War and Contemporary art, the categories most relevant to the Company’s portfolio, remained softer, declining 17.7% and 12.3%, respectively, though buyer appetite for quality works with strong provenance remained firm. The use of third-party guarantees continued to rise, reaching approximately 73% of Post-War and Contemporary evening sale lots in the first half of 2025, the highest share since 2016.

The market for female artists continued to gain momentum, with Frida Kahlo’s record sale a notable milestone. Female surrealists including Leonora Carrington, Remedios Varo, and Leonor Fini continued to see strong demand, and Roy Lichtenstein emerged as the top-selling Post-War artist by annual sales value, driven by estate consignments.

The Post-War & Contemporary Art category has exhibited price appreciation at an estimated annualized rate of 10.24% from 1995 to 2025, versus 10.35% for the S&P 500 Index, with a correlation factor of -0.09), suggesting art’s potential as a risk diversifier.

Looking ahead through 2026, market sentiment has continued to improve following a strong New York auction season in November 2025, which saw approximately $2.2 billion in sales across Christie’s, Sotheby’s and Phillips, the strongest fall auction season in three years and up significantly from the prior year.

The strength of such a sale season can be a signal of renewed market confidence which can attract new supply of quality consignments to market, which has the effect of drawing new bidders to sales. We see this dynamic as potentially the early stages of a recovery cycle. A backlog of major estate sales, which grew over the last several years, remains a potential catalyst for further improvement in market sentiment and opportunity for price discovery. We expect the auction market to play an important role in setting the pace for this next market cycle. Geopolitics and financial-market volatility, however, remain risks to demand, particularly at the top end of the market.

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Through 2025, art market transaction volumes have remained below prior periods, which has reduced near-term opportunities for artwork sales by us and by extension, capital formation for new Masterworks offerings. This has resulted in fewer portfolio exits and corresponding distributions to investors. However, we expect the renewed momentum in market sentiment to create more opportunities for exits in 2026. The Company continues to exercise flexibility in timing sales based on market conditions. For the Administrator, reduced realized sales has decreased cash flows from profit participation, though management fee accruals continue as designed.

We are otherwise not aware of any additional trends, uncertainties, demands, commitments or events that will materially affect our operations.

Administrative Services

Pursuant to a management services agreement by and between the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio, and the Administrator (the “Services Agreement”), the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in each segregated portfolio of Masterworks Cayman (“SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum. SPC Preferred shares have a liquidation preference of $20.00 per share. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork of a series or us, as applicable. Because the Company has no employees and no liquid capital resources, the Company is totally reliant on the Administrator to maintain the Artwork of each series and administer each series’ operations. We may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, the Administrator would be permitted to charge the buyer of the Artwork of a series a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Christie’s or Phillips in effect at such time.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities, such as galleries, and individuals who are selling or seeking to sell similar artworks. These other parties may be willing to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors prevailing in the art market, such as the available supply of similar artworks for sale.

Government Regulation

As tangible personal property, art is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Art transactions that cross international borders may be subject to tariffs, duties, and other trade regulations. Recent fluctuations in global trade policy may impact the art market, with certain categories of artwork facing tariffs as high as 27.5% when imported from specific countries. These tariffs can substantially affect acquisition costs, shipping logistics, and overall investment returns. Our business model requires constant monitoring of these evolving trade policies to optimize transaction structures and minimize unnecessary costs to investors. We maintain relationships with customs specialists to navigate these complexities efficiently.

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The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

Risk Factors

Investing in the Class A shares of a series involves a high degree of risk and are only suitable for investors who can hold their investment for an indefinite period and can afford to lose their entire investment. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Class A shares of a series. Prospective investors should consult their accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in a series of the Company. Set forth below is a summary of certain risks that should be considered before making an investment.

Each series owns a unique artwork and whether or not a series will be able to deliver capital appreciation to investors is largely dependent on the art market, which we cannot control. We cannot make any assurance that our business model will be successful. Our operations are dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

We do not expect any series to generate any material amount of revenues and Class A shares do not generate current yield. We do not expect any series to generate any material revenue, so investors will only recognize a return on their investment if the Artwork held by a series is sold or they are able to sell their shares and must be prepared to hold their investment for an indefinite period. An investment in the Class A shares of a series is unsuitable for investors seeking current yield and is only suitable for those seeking long term capital appreciation.

We are undiversified. Investing in a series is highly risky since 100% of such investment is concentrated in a single artwork.

Your ability to trade shares or otherwise exit your investment is highly uncertain. There is no active public market for the Class A shares of a series and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist. Although we facilitate or intend to facilitate secondary purchases and sales of the Class A shares of a series on an alternative trading system operating by a third-party broker-dealer (the “ATS”), certain investors are not eligible to participate on the ATS, including certain non-U.S. citizens, and it may not provide an effective means to sell your shares or receive a price for your shares that is reflective of the fair value of the Class A shares of a series or the Artwork of such series. The Class A shares of a series are thinly traded and dealers do not typically participate in the trading market, which means that trading is episodic and prices at which trades are executed often do not reflect the underlying value of the Artwork of a series. In addition, we impose restrictions on the transfer of the Class A shares of a series. Accordingly, you should consider the resale market for the Class A shares of a series to be severely limited, as you may be unable to resell your shares without significant expense or it may take a lengthy period of time to do so and you may need to offer to sell them at a price that is considerably lower than the fair value or net asset value of the Class A shares of a series..

Artwork may be sold at a loss. An artwork can decline in value and investors in Masterworks shares may lose all or a significant portion of their investment. Even if the Artwork of a series appreciates in value, the rate of appreciation may be insufficient to cover costs and expenses.

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The Class A shares are illiquid. The Class A shares of a series are not eligible for trading on any stock exchange. We intend to hold the Artwork of a series for an indefinite period and the maintenance of an active trading market for the shares is uncertain. Although you may be able to sell shares on the ATS, no assurance can be given that there will be a liquid market or that you will realize fair value upon any such sale. Historically, trading in Masterworks issuer securities on the ATS has been characterized by low transaction volume and inefficient pricing. Investors should be prepared to hold their investment for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Artwork of a series can be sold.

Costs will diminish returns. Fixed costs, such as the expense allocation and administrative services fees paid to Masterworks and variable costs, such as Masterworks profit sharing and costs to sell the Artwork of a series, will reduce overall returns on invested capital.

Investing in art is subject to numerous risks. These risks include, without limitation (i) claims with respect to authenticity or provenance, (ii) physical damage due to improper storage, poor workmanship, accidents, theft, natural disasters, fire, etc., (iii) legal challenges to ownership, (iv) market risks, (v) economic risks, and (vi) fraud. Also, the artist that produced the Artwork could fall out of favor for a variety of reasons which would reduce an Artwork’s marketability and value. Any of these risks could reduce the value of the Class A shares of a series.

Art is illiquid. Art is a highly illiquid asset and we cannot guarantee that there will be a buyer for the Artwork of a series at any reasonable price or within any given time frame.

Trends in the art market may change. Temporary consumer popularity or trends among collectors may lead to short-term or temporary price increases, followed by decreases in value. Trends are difficult to predict and may adversely impact the value of the Artwork of a series and or our ability to sell the Artwork of a series.

Claims could cause losses. Buying and selling artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Costs associated with litigation and or settlement may be advanced by the Administrator, but are ultimately the responsibility of each series. Accordingly, the existence of any such claims may require us to sell the Artwork of a series at an inopportune time and will reduce the proceeds of a sale that are available to shareholders. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims.

Insurance coverage may be insufficient. Insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. In addition, coverage limits at any point in time may be below fair value.

The Company is totally reliant on Masterworks. The Company has no liquid capital resources and is 100% reliant on Masterworks to maintain and eventually sell the Artwork of each series. If the Masterworks business model were to fail, we would likely need to sell the Artwork of each series and the timing and manner of any such forced sale may be suboptimal to maximize the sale price and value to shareholders. In addition, although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

Masterworks has conflicts of interest. Masterworks earns fees and incurs costs for administering Masterworks issuers such as the Company. Although, there is significant alignment between investors and Masterworks since Masterworks earns fees in the form of equity interests and has a profit sharing interest in each segregated portfolio, Masterworks sells a portion of its equity interests periodically and may earn money from other activities, such as for displaying the Artwork of a series, providing advisory services, future trading in the shares of a series, sale of the Artwork of a series without using a third-party intermediary or in other ways. Masterworks may have financial incentives to hold the Artwork of a series for a long time since it earns management fees for the duration of its holding period. Conversely, Masterworks may have financial incentives to sell the Artwork of a series prematurely to monetize its equity interests. Masterworks’ interests and the interests of its Board of Managers and officers may not always be aligned with your interests.

Liquidation timing is highly uncertain. There can be no assurance as to the timing of a liquidating distribution or that a series will pay a liquidating distribution at all. Investment is only suitable for those who can afford to hold their investment indefinitely and afford to sustain a total loss of capital.

The Board of Managers has complete authority to administer our business consistent with our operating agreement. Our Board of Managers has sole voting power over matters such as mergers, consolidations, acquisitions, winding up and dissolution of the Company and each individual series (as applicable). Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The issuance of equity to the Administrator will have a dilutive effect on the holders of the Class A shares of a series and has priority upon a liquidation event. The Administrator will earn a management services fee for each series in the form of SPC Preferred shares (which are exchangeable for Class A shares of the Company). These fees will, when issued and exchanged (if applicable), effectively dilute your economic interest in the Artwork of a series. In addition, the holders of SPC Preferred shares have a $20.00 per share liquidation preference over the holders of SPC ordinary shares. In the event of a liquidation of a series, the Administrator (or an affiliate of the Administrator that holds the preferred shares of the corresponding segregated portfolio) would receive $20.00 per share of liquidation proceeds, prior to (and in preference to) the holders of the corresponding ordinary shares receiving any amount of such liquidation proceeds.

Employees

None.

Material Legal Proceedings

None.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate investments in distinct Artworks by conducting an offering of Class A shares of one or more series pursuant to a Tier II offering under Regulation A+, acquiring the Artworks and maintaining the Artworks for future sale. We are managed by our affiliate, the Administrator.

During all relevant times following the initial closing of each series offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each series owns 100% of the ordinary share capital of the applicable segregated portfolio, and such segregated portfolio will be treated as a subsidiary of the applicable series for financial reporting purposes. As of December 31, 2025, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

Pursuant to the Services Agreement among Masterworks, the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio and the Administrator, Masterworks manages all of our administrative services and funds all ordinary and necessary costs and expenses to maintain the Artwork of each series. In exchange for these services, the Administrator receives SPC Preferred shares at a rate of 1.5% per annum. The SPC Preferred share issuances are made quarterly in arrears and there is no overall limit to the number of SPC Preferred Shares that may be issued to Masterworks. Masterworks will be entitled to receive $20.00 per SPC Preferred share in preference to distributions to holders of Class A shares. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

In addition, a one-time expense allocation payment to Masterworks by each series from the proceeds of a series offering is intended to be reasonable compensation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks platform and Masterworks intellectual property. No such charges or expenses are otherwise invoiced to the Company.

Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to display, promote and market the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Artwork of a series. We are totally reliant on Masterworks to maintain the Artwork and administer our business. Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

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Operating Results

Our operating results for any particular series for any fiscal period following the closing date on which the applicable series offering is fully subscribed will only reflect the management services fee, which includes all ordinary and necessary operating expenses, and any extraordinary or non-recurring items for which we are responsible. Accordingly, differences in operating results from one fiscal period to the next are primarily attributable to the timing of the acquisition and disposition of the Artwork of a series. Operating results for a particular series for any fiscal period may also be affected by changes in the fair value of the Artwork of such series, since the services fee payable to Masterworks in the form of SPC Preferred shares is recorded based on the fair value of the SPC Preferred shares over the time period during which the related services are performed.

During the periods presented in the audited Consolidated Financial Statements included in this Report, neither the Company nor any series was responsible for any extraordinary or non-recurring expenses.

Contingent Liabilities

Neither the Company nor any series had any contingent liabilities as of December 31, 2025.

Income Taxes

We expect that the Company will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit.

We had no federal and state income tax assets, liabilities or expenses (other than for management fees deducted in connection with the Services Agreement) as of and for the year ended December 31, 2025.

Liquidity and Capital Resources of the Administrator

We do not maintain any material liquid assets and, accordingly, we rely upon the Administrator to pay for the maintenance and administration of our Company and the business of each series in accordance with the Services Agreement. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2025 and December 31, 2024, respectively:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the Services Agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without prior approval of holders of the Class A ordinary shares of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks and equity contributions of approximately $110 million from private investors in October 2021. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator earns fees in the form of SPC Preferred shares. Once earned the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1, which effectively results in dilution of other Class A shareholders of 1.5% per annum. The direct incremental costs incurred by the Administrator to satisfy its obligations under the Services Agreement are expected to be less than its revenues.

The Administrator has covenanted in the Services Agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the Services Agreement to fund the Company’s and each series operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the Services Agreement and similar agreements for other issuers are expected to be less than its cash inflows, though such cash inflows may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

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Masterworks entered into a revolving senior secured promissory note with the Lynn Family Trust 001 in December 2025. The outstanding principal balance of the loan as of December 31, 2025 was $7 million. The loan is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects that, with scale and maturity of its operations as sales of artwork and management fee shares become a more regular occurrence, the Administrator’s cash inflows will consistently exceed its costs. The Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own the Artwork of each series for an indefinite period, although we will evaluate any reasonable third party offers to acquire the Artwork of a series following the offering conducted by the series.

Commitments from Affiliates to Fund Operations

We have a written agreement with the Administrator to fund our operations and costs to maintain the Artwork of each series until we sell the Artwork or the earlier termination of the Services Agreement.

Item 3. Directors and Officers

As of the date of this Annual Report, the following table sets forth the names of the executive officers and members of the Board of Managers of the Company and their positions and offices with the Company:

Name	Age	Position

Nigel S. Glenday	43	Chief Executive Officer; Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	58	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	47	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since inception and as Chief Financial Officer and a member of the Board of Managers of the Company since inception. He has also served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since inception and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

10

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since inception and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Key Employee of Masterworks

Although not an employee of the Company, through its arrangements with Masterworks, the Company significantly relies on services performed by Scott W. Lynn. Biographical information for Mr. Lynn is set forth below.

Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

11

Compensation of the Administrator

For information regarding the compensation of our Administrator, please see “Management Compensation” in our Offering Statement on Form 1-A filed with the SEC on December 13, 2022, and such section is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth information about the current beneficial ownership of the Company at December 31, 2025, for:

●	Each person known to us to be the beneficial owner of 10% or more of the Class A shares of any series eligible to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

		Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*

10% Holders:

Matthew Calcagno	Series 336			2,500	12.79%
William Brandon Warburton	Series 343			5,193	19.90%
Maurice Werdegar	Series 344			3,996	16.38%
Bhavin Patel	Series 377			2,500	10.25%
Oscar Ying	Series 377			1,875	13.79%
Mohammed Al Sabah	Series 377			1,500	11.03%
Lazar Grujic	Series 377			1,500	11.03%
Maurice Werdegar	Series 423			3,673	19.96%
Eduardo Medina	Series 442			2,500	11.85%
William Asbell III	Series 451			3,500	23.33%
Aditya Vanam	Series 486			2,500	23.58%
Timothy Isoniemi	Series 489			5,000	18.02%
Jonathan Huff	Series 497			5,000	20.00%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

12

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns SPC Preferred shares pursuant to the Services Agreement at an annual rate of 1.5%.

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned pursuant to a Services Agreement. For additional information regarding the hypothetical number of Class A shares that would be issued to Masterworks upon conversion of its Class B shares at various valuations, see “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” in our Offering Statement on Form 1-A filed with the SEC on December 13, 2022, which section is incorporated herein by reference.

In addition, the following table represents the number and percentage of Class A shares of a series that are eligible to vote and the number and percentage of Class A shares of a series that are not eligible to vote as of December 31, 2025:

Series	Number of Class A shares eligible to vote	%	Number of Class A share not eligible to vote	%
Series 300	61,587	76.45%	18,973	23.55%
Series 309	96,676	94.11%	6,052	5.89%
Series 315	31,695	96.70%	1,083	3.30%
Series 316	47,195	96.87%	1,526	3.13%
Series 318	19,779	77.35%	5,791	22.65%
Series 319	31,300	96.51%	1,131	3.49%
Series 320	20,250	97.19%	586	2.81%
Series 323	22,900	97.34%	625	2.66%
Series 329	22,568	78.33%	6,245	21.67%
Series 336	19,550	96.61%	686	3.39%
Series 338	40,850	88.93%	5,083	11.07%
Series 339	89,000	96.89%	2,855	3.11%
Series 340	216,550	97.02%	6,642	2.98%
Series 343	26,100	96.61%	916	3.39%
Series 344	24,400	96.59%	862	3.41%
Series 345	111,025	96.72%	3,761	3.28%
Series 346	27,050	96.65%	937	3.35%
Series 348	70,332	77.16%	20,821	22.84%
Series 360	66,503	98.44%	1,052	1.56%
Series 362	47,200	98.00%	962	2.00%
Series 365	21,089	98.47%	327	1.53%
Series 370	27,750	96.62%	972	3.38%
Series 372	31,100	96.73%	1,051	3.27%
Series 374	33,300	96.64%	1,158	3.36%
Series 377	13,600	96.78%	453	3.22%
Series 386	100,788	77.28%	29,626	22.72%
Series 411	44,100	97.33%	1,211	2.67%
Series 415	25,195	97.21%	724	2.79%
Series 417	39,439	76.86%	11,875	23.14%
Series 420	30,550	97.24%	866	2.76%
Series 421	29,942	98.42%	481	1.58%
Series 423	18,400	97.62%	449	2.38%
Series 429	41,845	97.73%	974	2.27%
Series 442	21,100	98.60%	299	1.40%
Series 446	219,106	77.77%	62,616	22.23%
Series 451	14,985	98.30%	259	1.70%
Series 453	481,675	99.40%	2,899	0.60%
Series 463	18,050	99.36%	116	0.64%
Series 467	13,050	99.16%	110	0.84%
Series 469	15,250	98.99%	156	1.01%
Series 470	12,467	98.91%	138	1.09%
Series 486	10,600	99.20%	86	0.80%
Series 488	27,700	99.45%	152	0.55%
Series 489	27,652	99.72%	79	0.28%
Series 497	23,874	99.85%	35	0.15%
Series 498	17,186	99.91%	15	0.09%
Series 506	11,029	99.92%	9	0.08%
Series 508	45,484	99.74%	120	0.26%

Item 5. Interest of Management and Others in Certain Transactions

For further details, please see Note 2, “Related Party Transactions” and Note 6, “Subsequent Events” in Item 7, Consolidated Financial Statements.

Item 6. Other Information

None.

13

Item 7. Consolidated Financial Statements

Masterworks Vault 1, LLC

Consolidated Financial Statements

January 1, 2025 - December 31, 2025

and January 1, 2024 - December 31, 2024

F-1

Independent auditor’s report

To the Board of Managers and Members of

Masterworks Vault 1, LLC

Opinion

We have audited the accompanying consolidated financial statements of Masterworks Vault 1, LLC (the “Company”) as a whole, on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated financial statements of each listed Series of the Company, which comprise each listed Series’ consolidated balance sheet as of December 31, 2025 and 2024, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, for each listed Series, and the related notes to each listed Series’ consolidated financial statements.

In our opinion, the consolidated financial statements for the Company as a whole and for each Series referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, the financial position of each listed Series as of December 31, 2025 and 2024, the results of the Company’s consolidated operations, its member’s equity and its cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, and the results of each listed Series’ consolidated operations, its member’s equity and cash flows for the period January 1, 2025 through December 31, 2025 and January 1, 2024 through December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits and in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements of the Company and each listed Series’ consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements of the Company as a whole or on each listed Series’ consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements of the Company and each listed Series’ consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements of the Company and each Series’ consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

AGD Legal, S. C.

Cancun, Quintana Roo

April 3, 2026

F-2

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	130	130	130	130
Artwork	1,560,000	2,003,000	634,000	944,000	501,000	626,000
Total Assets	$1,560,130	2,003,130	634,130	944,130	501,130	626,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,560,130	2,003,130	634,130	944,130	501,130	626,130

Noncontrolling interests in consolidated subsidiary	43,315	15,240	20,940	30,300	9,319	22,620
Members’ Equity	1,516,815	1,987,890	613,190	913,830	491,811	603,510

Total Liabilities And Members’ Equity	$1,560,130	2,003,130	634,130	944,130	501,130	626,130

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	-	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	-	130	130	130	130
Artwork	405,000		458,000	561,000	391,000	894,000
Total Assets	$405,130	-	458,130	561,130	391,130	894,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-		-	-	-	-
Management services fee payable	-		-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-		-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$405,130	-	458,130	561,130	391,130	894,130

Noncontrolling interests in consolidated subsidiary	11,720	-	12,605	4,520	13,720	7,336
Members’ Equity	393,410	-	445,525	556,610	377,410	886,794

Total Liabilities And Members’ Equity	$405,130	-	458,130	561,130	391,130	894,130

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	130	130	130	130
Artwork	1,780,000	4,331,000	522,000	488,000	2,220,000	541,000
Total Assets	$1,780,130	4,331,130	522,130	488,130	2,220,130	541,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,780,130	4,331,130	522,130	488,130	2,220,130	541,130

Noncontrolling interests in consolidated subsidiary	57,204	133,690	18,320	17,240	75,220	18,740
Members’ Equity	1,722,926	4,197,440	503,810	470,890	2,144,910	522,390

Total Liabilities And Members’ Equity	$1,780,130	4,331,130	522,130	488,130	2,220,130	541,130

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 348	Series 360	Series 362	Series 365	Series 370	Series 372
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	120	120	130	130
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	120	120	120	130	130
Artwork	1,804,000	1,332,000	944,000	422,000	555,000	622,000
Total Assets	$1,804,130	1,332,120	944,120	422,120	555,130	622,130
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,804,130	1,332,120	944,120	422,120	555,130	622,130

Noncontrolling interests in consolidated subsidiary	19,060	19,100	19,240	6,320	19,440	21,447
Members’ Equity	1,785,070	1,313,020	924,880	415,800	535,690	600,683

Total Liabilities And Members’ Equity	$1,804,130	1,332,120	944,120	422,120	555,130	622,130

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 374	Series 377	Series 386	Series 411	Series 415	Series 417
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	120	120	620	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	130	130	120	120	620	120
Artwork	666,000	272,000	2,553,000	882,000	504,000	999,000
Total Assets	$666,130	272,130	2,553,120	882,120	504,620	999,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	500	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	500	-
Total Liabilities	$-	-	-	-	500	-
Members’ Equity:
Total Members’ Equity	$666,130	272,130	2,553,120	882,120	504,120	999,120

Noncontrolling interests in consolidated subsidiary	23,160	9,883	46,300	25,153	14,792	22,380
Members’ Equity	642,970	262,247	2,506,820	856,967	489,328	976,740

Total Liabilities And Members’ Equity	$666,130	272,130	2,553,120	882,120	504,620	999,120

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 420	Series 421	Series 423	Series 429	Series 442	Series 446
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	(691)	120	120	120	3,730
Receivable from Affiliates	-	811	-	-	-	-
Total Current Assets	120	120	120	120	120	3,730
Artwork	611,000	601,000	368,000	838,000	422,000	5,550,000
Total Assets	$611,120	601,120	368,120	838,120	422,120	5,553,730
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	(811)	-	-	-	3,610
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	811	-	-	-	-
Total Current Liabilities	-	-	-	-	-	3,610
Total Liabilities	$-	-	-	-	-	3,610
Members’ Equity:
Total Members’ Equity	$611,120	601,120	368,120	838,120	422,120	5,550,120

Noncontrolling interests in consolidated subsidiary	17,471	7,592	8,982	18,380	5,980	74,084
Members’ Equity	593,649	593,528	359,138	819,740	416,140	5,476,037

Total Liabilities And Members’ Equity	$611,120	601,120	368,120	838,120	422,120	5,553,730

The accompanying notes are an integral part of these consolidated financial statements.

F-8

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 451	Series 453	Series 463	Series 467	Series 469	Series 470	Series 486
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	36,850	2,610	610	110	110	110
Receivable from Affiliates	-	-	-	-	-	-	-
Total Current Assets	120	36,850	2,610	610	110	110	110
Artwork	300,000	9,657,000	361,000	261,000	305,000	250,000	212,000
Total Assets	$300,120	9,693,850	363,610	261,610	305,110	250,110	212,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	36,740	2,500	500	-	-	-
Management services fee payable	-	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	21,820	-	-	-	660	-
Other amounts due to affiliates	-	-	-	-	-	-	-
Total Current Liabilities	-	58,560	2,500	500	-	660	-
Total Liabilities	$-	58,560	2,500	500	-	660	-
Members’ Equity:
Total Members’ Equity	$300,120	9,635,290	361,110	261,110	305,110	249,450	212,110

Noncontrolling interests in consolidated subsidiary	4,880	57,980	2,320	2,200	3,120	2,760	1,826
Members’ Equity	295,240	9,577,310	358,790	258,910	301,990	246,690	210,284

Total Liabilities And Members’ Equity	$300,120	9,693,850	363,610	261,610	305,110	250,110	212,110

The accompanying notes are an integral part of these consolidated financial statements.

F-9

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 488	Series 489	Series 497	Series 498	Series 506	Series 508	Series 510
ASSETS
Current Assets:
Cash and Cash Equivalents	$610	2,810	5,110	110	110	110	152,560
Receivable from Affiliates	-	-	-	-	-	-	-
Total Current Assets	610	2,810	5,110	110	110	110	152,560
Artwork	555,000	555,000	500,000	361,000	225,000	944,000	-
Total Assets	$555,610	557,810	505,110	361,110	225,110	944,110	152,560
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$500	2,700	5,000	-	-	-	152,460
Management services fee payable	-	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	1,000	1,960	22,520	17,280	4,420	34,320	-
Other amounts due to affiliates	-	-	-	-	-	-	-
Total Current Liabilities	1,500	4,660	27,520	17,280	4,420	34,320	152,460
Total Liabilities	$1,500	4,660	27,520	17,280	4,420	34,320	152,460
Members’ Equity:
Total Members’ Equity	$554,110	553,150	477,590	343,830	220,690	909,790	100

Noncontrolling interests in consolidated subsidiary	3,040	1,580	700	300	180	2,400	-
Members’ Equity	551,070	551,570	476,890	343,530	220,510	907,390	100

Total Liabilities And Members’ Equity	$555,610	557,810	505,110	361,110	225,110	944,110	152,560

The accompanying notes are an integral part of these consolidated financial statements.

F-10

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2025

	Series 512	Series 513	Series 520	Series 521	Series 522	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$555,800	184,340	100	100	100	(74,903)	875,198
Receivable from Affiliates	100	-	-	-	-	76,266	77,177
Total Current Assets	555,900	184,340	100	100	100	1,363	952,375
Artwork	-	-	-	-	-	-	53,290,000
Total Assets	$555,900	184,340	100	100	100	1,363	54,242,375
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$555,800	184,240	-	-	-	-	943,740
Management services fee payable	-	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-	103,980
Other amounts due to affiliates	-	-	-	-	-	1,363	2,175
Total Current Liabilities	555,800	184,240	-	-	-	1,363	1,049,895
Total Liabilities	$555,800	184,240	-	-	-	1,363	1,049,895
Members’ Equity:
Total Members’ Equity	$100	100	100	100	100	-	53,192,480

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-	974,099
Members’ Equity	100	100	100	100	100	-	52,218,381

Total Liabilities And Members’ Equity	$555,900	184,340	100	100	100	1,363	54,242,375

The accompanying notes are an integral part of these consolidated financial statements.

F-11

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	120
Artwork	1,560,000	2,003,000	634,000	944,000	501,000	626,000
Total Assets	$1,560,120	2,003,120	634,120	944,120	501,120	626,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,560,120	2,003,120	634,120	944,120	501,120	626,120

Noncontrolling interests in consolidated subsidiary	27,534	21,080	11,340	15,900	3,096	13,020
Members’ Equity	1,532,586	1,982,040	622,780	928,220	498,024	613,100

Total Liabilities And Members’ Equity	$1,560,120	2,003,120	634,120	944,120	501,120	626,120

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
ASSETS
Current Assets:
Cash and Cash Equivalents	$120		120	120	120	120
Receivable from Affiliates	-		-	-	-	-
Total Current Assets	120	-	120	120	120	120
Artwork	405,000		458,000	561,000	391,000	894,000
Total Assets	$405,120	-	458,120	561,120	391,120	894,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-		-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-		-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$405,120	-	458,120	561,120	391,120	894,120

Noncontrolling interests in consolidated subsidiary	5,480	-	5,575	6,860	7,720	11,262
Members’ Equity	399,640	-	452,545	554,260	383,400	882,858

Total Liabilities And Members’ Equity	$405,120	-	458,120	561,120	391,120	894,120

The accompanying notes are an integral part of these consolidated financial statements.

F-13

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	120	120	120	120
Artwork	1,780,000	4,331,000	522,000	488,000	2,220,000	541,000
Total Assets	$1,780,120	4,331,120	522,120	488,120	2,220,120	541,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,780,120	4,331,120	522,120	488,120	2,220,120	541,120

Noncontrolling interests in consolidated subsidiary	29,460	66,840	10,400	9,800	41,880	10,580
Members’ Equity	1,750,660	4,264,280	511,720	478,320	2,178,240	530,540

Total Liabilities And Members’ Equity	$1,780,120	4,331,120	522,120	488,120	2,220,120	541,120

The accompanying notes are an integral part of these consolidated financial statements.

F-14

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 348	Series 360	Series 362	Series 365	Series 370	Series 372
ASSETS
Current Assets:
Cash and Cash Equivalents	$220	1,110	110	130	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	220	1,110	110	130	120	120
Artwork	1,804,000	1,332,000	944,000	422,000	555,000	622,000
Total Assets	$1,804,220	1,333,110	944,110	422,130	555,120	622,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$100	1,000	-	20	-	-
Amounts due to affiliate for purchase of artwork	951,560	100,920	-	6,600	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	951,660	101,920	-	6,620	-	-
Total Liabilities	$951,660	101,920	-	6,620	-	-
Members’ Equity:
Total Members’ Equity	$852,560	1,231,190	944,110	415,510	555,120	622,120

Noncontrolling interests in consolidated subsidiary	-	-	5,080	80	11,040	11,420
Members’ Equity	852,560	1,231,190	939,030	415,430	544,080	610,700

Total Liabilities And Members’ Equity	$1,804,220	1,333,110	944,110	422,130	555,120	622,120

The accompanying notes are an integral part of these consolidated financial statements.

F-15

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 374	Series 377	Series 386	Series 411	Series 415	Series 417
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	110	110	610	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	120	110	110	610	110
Artwork	666,000	272,000	2,553,000	882,000	504,000	999,000
Total Assets	$666,120	272,120	2,553,110	882,110	504,610	999,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	500	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	500	-
Total Liabilities	$-	-	-	-	500	-
Members’ Equity:
Total Members’ Equity	$666,120	272,120	2,553,110	882,110	504,110	999,110

Noncontrolling interests in consolidated subsidiary	13,080	4,980	16,640	11,130	6,700	12,160
Members’ Equity	653,040	267,140	2,536,470	870,980	497,410	986,950

Total Liabilities And Members’ Equity	$666,120	272,120	2,553,110	882,110	504,610	999,110

The accompanying notes are an integral part of these consolidated financial statements.

F-16

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 420	Series 421	Series 423	Series 429	Series 442	Series 446
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	3,830	110	110	24,410	60,400
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	3,830	110	110	24,410	60,400
Artwork	611,000	601,000	368,000	838,000	422,000	5,550,000
Total Assets	$611,110	604,830	368,110	838,110	446,410	5,610,400
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	3,720	-	-	24,300	60,290
Amounts due to affiliate for purchase of artwork	-	338,140	-	-	73,880	254,280
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	341,860	-	-	98,180	314,570
Total Liabilities	$-	341,860	-	-	98,180	314,570
Members’ Equity:
Total Members’ Equity	$611,110	262,970	368,110	838,110	348,230	5,295,830

Noncontrolling interests in consolidated subsidiary	7,960	-	3,460	5,660	-	1,160
Members’ Equity	603,150	262,970	364,650	832,450	348,230	5,294,670

Total Liabilities And Members’ Equity	$611,110	604,830	368,110	838,110	446,410	5,610,400

The accompanying notes are an integral part of these consolidated financial statements.

F-17

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 451	Series 453	Series 463	Series 467	Series 469	Series 470	Series 486
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,490	-	-	-	-	-	-
Receivable from Affiliates	-	-	100	-	-	-	-
Total Current Assets	1,490	-	100	-	-	-	-
Artwork	300,000	-	-	-	-	-	-
Total Assets	$301,490	-	100	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$1,380	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	4,180	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-	-
Total Current Liabilities	5,560	-	-	-	-	-	-
Total Liabilities	$5,560	-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$295,930	-	100	-	-	-	-

Noncontrolling interests in consolidated subsidiary	320	-	-	-	-	-	-
Members’ Equity	295,610	-	100	-	-	-	-

Total Liabilities And Members’ Equity	$301,490	-	100	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 488	Series 489	Series 497	Series 498	Series 506	Series 508	Series 510
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-	-
Artwork	-	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

MASTERWORKS VAULT 1, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 512	Series 513	Series 520	Series 521	Series 522	Series General	Series Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	4,572	100,062
Receivable from Affiliates	-	-	-	-	-	-	100
Total Current Assets	-	-	-	-	-	4,572	100,162
Artwork	-	-	-	-	-	-	39,104,000
Total Assets	$-	-	-	-	-	4,572	39,204,162
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-	91,310
Amounts due to affiliate for purchase of artwork	-	-	-	-	-		1,729,560
Other amounts due to affiliates	-	-	-	-	-	4,572	4,572
Total Current Liabilities	-	-	-	-	-	4,572	1,825,442
Total Liabilities	$-	-	-	-	-	4,572	1,825,442
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-	37,378,720

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-	408,697
Members’ Equity	-	-	-	-	-	-	36,970,023

Total Liabilities And Members’ Equity	$-	-	-	-	-	4,572	39,204,162

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$24,621	30,480	9,600	14,400	7,925	9,600
Total Expenses	24,621	30,480	9,600	14,400	7,925	9,600
Net Income/(Loss)	$(24,611)	(30,470)	(9,590)	(14,390)	(7,915)	(9,590)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.32)	(0.30)	(0.30)	(0.30)	(0.32)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	78,099	100,277	31,740	47,260	25,081	31,340

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Income:
Royalties	$10		10	10	10	10
Gain on sale of artwork	-		-	-	-	-
Total Income	$10	-	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$6,240		7,030	8,400	6,000	14,716
Total Expenses	6,240	-	7,030	8,400	6,000	14,716
Net Income/(Loss)	$(6,230)	-	(7,020)	(8,390)	(5,990)	(14,706)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	-	(0.31)	(0.30)	(0.31)	(0.33)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	20,276		22,929	28,085	19,575	44,757

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$27,744	66,850	7,920	7,440	33,840	8,160
Total Expenses	27,744	66,850	7,920	7,440	33,840	8,160
Net Income/(Loss)	$(27,734)	(66,840)	(7,910)	(7,430)	(33,830)	(8,150)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.30)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	89,113	216,825	26,133	24,431	111,141	27,084

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 348	Series 360	Series 362	Series 365	Series 370	Series 372
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$19,060	19,100	14,160	6,240	8,400	10,027
Total Expenses	19,060	19,100	14,160	6,240	8,400	10,027
Net Income/(Loss)	$(19,050)	(19,090)	(14,150)	(6,230)	(8,390)	(10,017)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.24)	(0.29)	(0.30)	(0.30)	(0.30)	(0.32)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	80,431	65,858	47,259	21,095	27,785	31,140

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 374	Series 377	Series 386	Series 411	Series 415	Series 417
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$10,080	4,903	38,640	14,023	8,092	15,120
Total Expenses	10,080	4,903	38,640	14,023	8,092	15,120
Net Income/(Loss)	$(10,070)	(4,893)	(38,630)	(14,013)	(8,082)	(15,110)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.36)	(0.30)	(0.32)	(0.32)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	33,342	13,617	127,811	44,156	25,232	50,013

The accompanying notes are an integral part of these consolidated financial statements.

F-25

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 420	Series 421	Series 423	Series 429	Series 442	Series 446
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$9,511	7,592	5,522	12,720	5,980	83,624
Total Expenses	9,511	7,592	5,522	12,720	5,980	83,624
Net Income/(Loss)	$(9,501)	(7,582)	(5,512)	(12,710)	(5,970)	(83,614)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.28)	(0.30)	(0.30)	(0.29)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	30,589	27,257	18,423	41,953	20,724	275,929

The accompanying notes are an integral part of these consolidated financial statements.

F-26

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 451	Series 453	Series 463	Series 467	Series 469	Series 470	Series 486
Income:
Royalties	$10	10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$4,560	57,980	2,320	2,200	3,120	2,760	1,826
Total Expenses	4,560	57,980	2,320	2,200	3,120	2,760	1,826
Net Income/(Loss)	$(4,550)	(57,970)	(2,310)	(2,190)	(3,110)	(2,750)	(1,816)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.13)	(0.13)	(0.17)	(0.21)	(0.22)	(0.17)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	14,996	430,174	17,139	12,709	15,057	12,385	10,613

The accompanying notes are an integral part of these consolidated financial statements.

F-27

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 488	Series 489	Series 497	Series 498	Series 506	Series 508	Series 510
Income:
Royalties	$10	10	10	10	10	10	-
Gain on sale of artwork	-	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10	-
Expenses:
Share-based compensation - administrative services fees	$3,040	1,580	700	300	180	2,400	-
Total Expenses	3,040	1,580	700	300	180	2,400	-
Net Income/(Loss)	$(3,030)	(1,570)	(690)	(290)	(170)	(2,390)	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.11)	(0.06)	(0.03)	(0.02)	(0.02)	(0.05)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	26,569	26,520	22,787	16,671	10,256	45,314	-

The accompanying notes are an integral part of these consolidated financial statements.

F-28

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2025 through December 31, 2025

	Series 512	Series 513	Series 520	Series 521	Series 522	Series General	Series Consolidated
Income:
Royalties	$-	-	-	-	-	-	480
Gain on sale of artwork	-	-	-	-	-	-	-
Total Income	$-	-	-	-	-		480
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-	666,726
Total Expenses	-	-	-	-	-	-	666,726
Net Income/(Loss)	$-	-	-	-	-	-	(666,246)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-29

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$23,614	21,080	9,600	14,160	3,096	9,360
Total Expenses	23,614	21,080	9,600	14,160	3,096	9,360
Net Income/(Loss)	$(23,604)	(21,070)	(9,590)	(14,150)	(3,086)	(9,350)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.24)	(0.30)	(0.30)	(0.17)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	78,000	86,417	31,700	47,200	18,608	31,300

The accompanying notes are an integral part of these consolidated financial statements.

F-30

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Income:
Royalties	$10		10	10	10	10
Gain on sale of artwork	-		-	-	-	-
Total Income	$10	-	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$5,480		5,575	6,860	6,000	11,262
Total Expenses	5,480	-	5,575	6,860	6,000	11,262
Net Income/(Loss)	$(5,470)	-	(5,565)	(6,850)	(5,990)	(11,252)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.27)	-	(0.25)	(0.26)	(0.31)	(0.26)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	20,056		21,962	26,276	19,550	42,556

The accompanying notes are an integral part of these consolidated financial statements.

F-31

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$26,640	65,040	7,920	7,440	33,360	8,160
Total Expenses	26,640	65,040	7,920	7,440	33,360	8,160
Net Income/(Loss)	$(26,630)	(65,030)	(7,910)	(7,430)	(33,350)	(8,150)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.30)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	89,000	216,550	26,100	24,400	111,000	27,050

The accompanying notes are an integral part of these consolidated financial statements.

F-32

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 348	Series 360	Series 362	Series 365	Series 370	Series 372
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	-	5,080	80	8,400	9,360
Total Expenses	-	-	5,080	80	8,400	9,360
Net Income/(Loss)	$10	10	(5,070)	(70)	(8,390)	(9,350)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	0.00	(0.11)	(0.00)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	29,661	34,423	47,037	15,219	27,750	31,100

The accompanying notes are an integral part of these consolidated financial statements.

F-33

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 374	Series 377	Series 386	Series 411	Series 415	Series 417
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$10,080	4,080	16,640	11,130	6,700	12,160
Total Expenses	10,080	4,080	16,640	11,130	6,700	12,160
Net Income/(Loss)	$(10,070)	(4,070)	(16,630)	(11,120)	(6,690)	(12,150)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.30)	(0.15)	(0.25)	(0.27)	(0.24)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	33,300	13,600	114,558	43,871	25,200	49,950

The accompanying notes are an integral part of these consolidated financial statements.

F-34

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 420	Series 421	Series 423	Series 429	Series 442	Series 446
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$7,960	-	3,460	5,660	-	1,160
Total Expenses	7,960	-	3,460	5,660	-	1,160
Net Income/(Loss)	$(7,950)	10	(3,450)	(5,650)	10	(1,150)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.26)	0.00	(0.19)	(0.14)	0.00	(0.00)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	30,550	10,629	18,400	41,447	9,244	238,947

The accompanying notes are an integral part of these consolidated financial statements.

F-35

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 451	Series 453	Series 463	Series 467	Series 469	Series 470	Series 486
Income:
Royalties	$10	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-	-
Total Income	$10	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$320	-	-	-	-	-	-
Total Expenses	320	-	-	-	-	-	-
Net Income/(Loss)	$(310)	-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.02)	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	13,146	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-36

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 488	Series 489	Series 497	Series 498	Series 506	Series 508	Series 510
Income:
Royalties	$-	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-37

MASTERWORKS VAULT 1, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 512	Series 513	Series 520	Series 521	Series 522	Series General	Series Consolidated
Income:
Royalties	$-	-	-	-	-	-	360
Gain on sale of artwork	-	-	-	-	-	-	-
Total Income	$-	-	-	-	-		360
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-	366,917
Total Expenses	-	-	-	-	-	-	366,917
Net Income/(Loss)	$-	-	-	-	-	-	(366,557)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-38

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Members’ Equity

(Unaudited)

Series 300
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	78,000	1,556,090	1,000	$100	$1,556,190	196	3,920	$1,560,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,176	23,614	23,614
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(23,604)	-	-	(23,604)	-	-	(23,604)
Balance at December 31, 2024	78,000	$1,532,486	1,000	$100	$1,532,586	1,372	$27,534	$1,560,120

Balance at January 1, 2025	78,000	1,532,486	1,000	100	1,532,586	1,372	27,534	1,560,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,188	24,621	24,621
Shares exchanged	442	8,840	-	-	8,840	(442)	(8,840)	-
Net income/(loss)	-	(24,611)	-	-	(24,611)	-	-	(24,611)
Balance at December 31, 2025	78,442	1,516,715	1,000	100	1,516,815	2,118	43,315	1,560,130

Series 309
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	34,649	692,990	1,000	$100	$693,090	-	-	$693,090
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	65,501	1,310,020	-	-	1,310,020	-	-	1,310,020
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,054	21,080	21,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(21,070)	-	-	(21,070)	-	-	(21,070)
Balance at December 31, 2024	100,150	$1,981,940	1,000	$100	$1,982,040	1,054	$21,080	$2,003,120

Balance at January 1, 2025	100,150	$1,981,940	1,000	$100	1,982,040	1,054	21,080	$2,003,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,524	30,480	30,480
Shares exchanged	1,816	36,320	-	-	36,320	(1,816)	(36,320)	-
Net income/(loss)	-	(30,470)	-	-	(30,470)	-	-	(30,470)
Balance at December 31, 2025	101,966	$1,987,790	1,000	$100	$1,987,890	762	$15,240	$2,003,130

F-39

Series 315
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	31,700	632,270	1,000	$100	$632,370	87	1,740	$634,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	480	9,600	9,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,590)	-	-	(9,590)	-	-	(9,590)
Balance at December 31, 2024	31,700	$622,680	1,000	$100	$622,780	567	$11,340	$634,120

Balance at January 1, 2025	31,700	$622,680	1,000	$100	622,780	567	11,340	$634,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	480	9,600	9,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,590)	-	-	(9,590)	-	-	(9,590)
Balance at December 31, 2025	31,700	$613,090	1,000	$100	$613,190	1,047	$20,940	$634,130

Series 316
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	47,200	942,270	1,000	$100	$942,370	87	1,740	$944,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	708	14,160	14,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,150)	-	-	(14,150)	-	-	(14,150)
Balance at December 31, 2024	47,200	$928,120	1,000	$100	$928,220	795	$15,900	$944,120

Balance at January 1, 2025	47,200	$928,120	1,000	$100	928,220	795	15,900	$944,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	720	14,400	14,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,390)	-	-	(14,390)	-	-	(14,390)
Balance at December 31, 2025	47,200	$913,730	1,000	$100	$913,830	1,515	$30,300	$944,130

F-40

Series 318
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	8,607	172,150	1,000	$100	$172,250	-	-	$172,250
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	16,443	328,860	-	-	328,860	-	-	328,860
Shares issued to noncontrolling interests for management services	-	-	-	-	-	148	3,096	3,096
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,086)	-	-	(3,086)	-	-	(3,086)
Balance at December 31, 2024	25,050	$497,924	1,000	$100	$498,024	148	$3,096	$501,120

Balance at January 1, 2025	25,050	$497,924	1,000	$100	498,024	148	3,096	$501,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	372	7,925	7,925
Shares exchanged	83	1,701	-	-	1,701	(83)	(1,701)	-
Net income/(loss)	-	(7,915)	-	-	(7,915)	-	-	(7,915)
Balance at December 31, 2025	25,133	$491,711	1,000	$100	$491,811	437	$9,319	$501,130

Series 319
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	31,300	622,350	1,000	$100	$622,450	183	3,660	$626,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	468	9,360	9,360
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,350)	-	-	(9,350)	-	-	(9,350)
Balance at December 31, 2024	31,300	$613,000	1,000	$100	$613,100	651	$13,020	$626,120

Balance at January 1, 2025	31,300	$613,000	1,000	$100	613,100	651	13,020	$626,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	480	9,600	9,600
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,590)	-	-	(9,590)	-	-	(9,590)
Balance at December 31, 2025	31,300	$603,410	1,000	$100	$603,510	1,131	$22,620	$626,130

F-41

Series 320
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	17,685	353,710	1,000	$100	$353,810	-	-	$353,810
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	2,565	51,300	-	-	51,300	-	-	51,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	274	5,480	5,480
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,470)	-	-	(5,470)	-	-	(5,470)
Balance at December 31, 2024	20,250	$399,540	1,000	$100	$399,640	274	$5,480	$405,120

Balance at January 1, 2025	20,250	$399,540	1,000	$100	399,640	274	5,480	$405,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	312	6,240	6,240
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,230)	-	-	(6,230)	-	-	(6,230)
Balance at December 31, 2025	20,250	$393,310	1,000	$100	$393,410	586	$11,720	$405,130

Series 322
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	23,850	573,980	1,000	$24,470	$598,450	83	1,660	$600,110
Class B shares issued upon entity formation	-	-		-	-	-	-	-
Share subscriptions settled - Net		-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-			-
Shares exchanged	83	1,660	-	-	1,660	(83)	(1,660)	.
Shares distributed	(23,933)	(575,640)	(1,000)	(24,470)	(600,110)			(600,110)
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-		$-	-	-	-	$-
Class B shares issued upon entity formation	-	-		-	-	-	-	-
Share subscriptions settled - Net		-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-			-
Shares exchanged	-	-	-	-	-	-	-	-
Shars distributed	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	-	$-	$-	-	$-	$-

F-42

Series 323
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	17,409	348,190	1,000	$100	$348,290	-	-	$348,290
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	5,491	109,820	-	-	109,820	-	-	109,820
Shares issued to noncontrolling interests for management services	-	-	-	-	-	277	5,575	5,575
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,565)	-	-	(5,565)	-	-	(5,565)
Balance at December 31, 2024	22,900	$452,445	1,000	$100	$452,545	277	$5,575	$458,120

Balance at January 1, 2025	22,900	$452,445	1,000	$100	452,545	277	5,575	$458,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	348	7,030	7,030
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,020)	-	-	(7,020)	-	-	(7,020)
Balance at December 31, 2025	22,900	$445,425	1,000	$100	$445,525	625	$12,605	$458,130

Series 329
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	20,334	406,690	1,000	$100	$406,790	-	-	$406,790
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	7,716	154,320	-	-	154,320	-	-	154,320
Shares issued to noncontrolling interests for management services	-	-	-	-	-	343	6,860	6,860
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,850)	-	-	(6,850)	-	-	(6,850)
Balance at December 31, 2024	28,050	$554,160	1,000	$100	$554,260	343	$6,860	$561,120

Balance at January 1, 2025	28,050	$554,160	1,000	$100	554,260	343	6,860	$561,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,400	8,400
Shares exchanged	537	10,740	-	-	10,740	(537)	(10,740)	-
Net income/(loss)	-	(8,390)	-	-	(8,390)	-	-	(8,390)
Balance at December 31, 2025	28,587	$556,510	1,000	$100	$556,610	226	$4,520	$561,130

F-43

Series 336
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	19,550	389,290	1,000	$100	$389,390	86	1,720	$391,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	300	6,000	6,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,990)	-	-	(5,990)	-	-	(5,990)
Balance at December 31, 2024	19,550	$383,300	1,000	$100	$383,400	386	$7,720	$391,120

Balance at January 1, 2025	19,550	$383,300	1,000	$100	383,400	386	7,720	$391,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	300	6,000	6,000
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,990)	-	-	(5,990)	-	-	(5,990)
Balance at December 31, 2025	19,550	$377,310	1,000	$100	$377,410	686	$13,720	$391,130

Series 338
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	32,796	655,930	1,000	$100	$656,030	-	-	$656,030
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	11,904	238,080	-	-	238,080	-	-	238,080
Shares issued to noncontrolling interests for management services	-	-	-	-	-	549	11,262	11,262
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,252)	-	-	(11,252)	-	-	(11,252)
Balance at December 31, 2024	44,700	$882,758	1,000	$100	$882,858	549	$11,262	$894,120

Balance at January 1, 2025	44,700	$882,758	1,000	$100	882,858	549	11,262	$894,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	684	14,716	14,716
Shares exchanged	891	18,643	-	-	18,643	(891)	(18,643)	-
Net income/(loss)	-	(14,706)	-	-	(14,706)	-	-	(14,706)
Balance at December 31, 2025	45,591	$886,694	1,000	$100	$886,794	342	$7,336	$894,130

F-44

Series 339
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	89,000	1,777,190	1,000	$100	$1,777,290	141	2,820	$1,780,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,332	26,640	26,640
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(26,630)	-	-	(26,630)	-	-	(26,630)
Balance at December 31, 2024	89,000	$1,750,560	1,000	$100	$1,750,660	1,473	$29,460	$1,780,120

Balance at January 1, 2025	89,000	$1,750,560	1,000	$100	1,750,660	1,473	29,460	$1,780,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,356	27,744	27,744
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(27,734)	-	-	(27,734)	-	-	(27,734)
Balance at December 31, 2025	89,000	$1,722,826	1,000	$100	$1,722,926	2,829	$57,204	$1,780,130

Series 340
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	213,453	4,267,270	1,000	$100	$4,267,370	90	1,800	$4,269,170
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	3,097	61,940	-	-	61,940	-	-	61,940
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,252	65,040	65,040
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(65,030)	-	-	(65,030)	-	-	(65,030)
Balance at December 31, 2024	216,550	$4,264,180	1,000	$100	$4,264,280	3,342	$66,840	$4,331,120

Balance at January 1, 2025	216,550	$4,264,180	1,000	$100	4,264,280	3,342	66,840	$4,331,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	3,300	66,850	66,850
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(66,840)	-	-	(66,840)	-	-	(66,840)
Balance at December 31, 2025	216,550	$4,197,340	1,000	$100	$4,197,440	6,642	$133,690	$4,331,130

F-45

Series 343
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	26,100	519,530	1,000	$100	$519,630	124	2,480	$522,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	396	7,920	7,920
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,910)	-	-	(7,910)	-	-	(7,910)
Balance at December 31, 2024	26,100	$511,620	1,000	$100	$511,720	520	$10,400	$522,120

Balance at January 1, 2025	26,100	$511,620	1,000	$100	511,720	520	10,400	$522,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	396	7,920	7,920
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,910)	-	-	(7,910)	-	-	(7,910)
Balance at December 31, 2025	26,100	$503,710	1,000	$100	$503,810	916	$18,320	$522,130

Series 344
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	24,400	485,650	1,000	$100	$485,750	118	2,360	$488,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	372	7,440	7,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,430)	-	-	(7,430)	-	-	(7,430)
Balance at December 31, 2024	24,400	$478,220	1,000	$100	$478,320	490	$9,800	$488,120

Balance at January 1, 2025	24,400	$478,220	1,000	$100	478,320	490	9,800	$488,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	372	7,440	7,440
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,430)	-	-	(7,430)	-	-	(7,430)
Balance at December 31, 2025	24,400	$470,790	1,000	$100	$470,890	862	$17,240	$488,130

F-46

Series 345
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	111,000	2,211,490	1,000	$100	$2,211,590	426	8,520	$2,220,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,668	33,360	33,360
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(33,350)	-	-	(33,350)	-	-	(33,350)
Balance at December 31, 2024	111,000	$2,178,140	1,000	$100	$2,178,240	2,094	$41,880	$2,220,120

Balance at January 1, 2025	111,000	$2,178,140	1,000	$100	2,178,240	2,094	41,880	$2,220,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,692	33,840	33,840
Shares exchanged	25	500	-	-	500	(25)	(500)	-
Net income/(loss)	-	(33,830)	-	-	(33,830)	-	-	(33,830)
Balance at December 31, 2025	111,025	$2,144,810	1,000	$100	$2,144,910	3,761	$75,220	$2,220,130

Series 346
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	27,050	538,590	1,000	$100	$538,690	121	2,420	$541,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	408	8,160	8,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,150)	-	-	(8,150)	-	-	(8,150)
Balance at December 31, 2024	27,050	$530,440	1,000	$100	$530,540	529	$10,580	$541,120

Balance at January 1, 2025	27,050	$530,440	1,000	$100	530,540	529	10,580	$541,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	408	8,160	8,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,150)	-	-	(8,150)	-	-	(8,150)
Balance at December 31, 2025	27,050	$522,290	1,000	$100	$522,390	937	$18,740	$541,130

F-47

Series 348
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	8,394	167,890	1,000	$100	$167,990	-	-	$167,990
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	34,228	684,560	-	-	684,560	-	-	684,560
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	42,622	$852,460	1,000	$100	$852,560	-	$-	$852,560

Balance at January 1, 2025	42,622	$852,460	1,000	$100	852,560	-	-	$852,560
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	47,578	951,560	-	-	951,560	-	-	951,560
Shares issued to noncontrolling interests for management services	-	-	-	-	-	953	19,060	19,060
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(19,050)	-	-	(19,050)	-	-	(19,050)
Balance at December 31, 2025	90,200	$1,784,970	1,000	$100	$1,785,070	953	$19,060	$1,804,130

Series 360
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	61,554	1,231,080	-	-	1,231,080	-	-	1,231,080
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	61,554	$1,231,090	1,000	$100	$1,231,190	-	$-	$1,231,190

Balance at January 1, 2025	61,554	$1,231,090	1,000	$100	1,231,190	-	-	$1,231,190
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	5,046	100,920	-	-	100,920	-	-	100,920
Shares issued to noncontrolling interests for management services	-	-	-	-	-	955	19,100	19,100
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(19,090)	-	-	(19,090)	-	-	(19,090)
Balance at December 31, 2025	66,600	$1,312,920	1,000	$100	$1,313,020	955	$19,100	$1,332,120

F-48

Series 362
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	47,200	944,000	-	-	944,000	-	-	944,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	254	5,080	5,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,070)	-	-	(5,070)	-	-	(5,070)
Balance at December 31, 2024	47,200	$938,930	1,000	$100	$939,030	254	$5,080	$944,110

Balance at January 1, 2025	47,200	$938,930	1,000	$100	939,030	254	5,080	$944,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	708	14,160	14,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,150)	-	-	(14,150)	-	-	(14,150)
Balance at December 31, 2025	47,200	$924,780	1,000	$100	$924,880	962	$19,240	$944,120

Series 365
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	20,770	415,400	-	-	415,400	-	-	415,400
Shares issued to noncontrolling interests for management services	-	-	-	-	-	4	80	80
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(70)	-	-	(70)	-	-	(70)
Balance at December 31, 2024	20,770	$415,330	1,000	$100	$415,430	4	$80	$415,510

Balance at January 1, 2025	20,770	$415,330	1,000	$100	415,430	4	80	$415,510
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	330	6,600	-	-	6,600	-	-	6,600
Shares issued to noncontrolling interests for management services	-	-	-	-	-	312	6,240	6,240
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,230)	-	-	(6,230)	-	-	(6,230)
Balance at December 31, 2025	21,100	$415,700	1,000	$100	$415,800	316	$6,320	$422,120

F-49

Series 370
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	27,750	552,370	1,000	$100	$552,470	132	2,640	$555,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,400	8,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,390)	-	-	(8,390)	-	-	(8,390)
Balance at December 31, 2024	27,750	$543,980	1,000	$100	$544,080	552	$11,040	$555,120

Balance at January 1, 2025	27,750	$543,980	1,000	$100	544,080	552	11,040	$555,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	420	8,400	8,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,390)	-	-	(8,390)	-	-	(8,390)
Balance at December 31, 2025	27,750	$535,590	1,000	$100	$535,690	972	$19,440	$555,130

Series 372
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	31,100	619,950	1,000	$100	$620,050	103	2,060	$622,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	468	9,360	9,360
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,350)	-	-	(9,350)	-	-	(9,350)
Balance at December 31, 2024	31,100	$610,600	1,000	$100	$610,700	571	$11,420	$622,120

Balance at January 1, 2025	31,100	$610,600	1,000	$100	610,700	571	11,420	$622,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	480	10,027	10,027
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,017)	-	-	(10,017)	-	-	(10,017)
Balance at December 31, 2025	31,100	$600,583	1,000	$100	$600,683	1,051	$21,447	$622,130

F-50

Series 374
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	33,300	663,010	1,000	$100	$663,110	150	3,000	$666,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	504	10,080	10,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,070)	-	-	(10,070)	-	-	(10,070)
Balance at December 31, 2024	33,300	$652,940	1,000	$100	$653,040	654	$13,080	$666,120

Balance at January 1, 2025	33,300	$652,940	1,000	$100	653,040	654	13,080	$666,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	504	10,080	10,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(10,070)	-	-	(10,070)	-	-	(10,070)
Balance at December 31, 2025	33,300	$642,870	1,000	$100	$642,970	1,158	$23,160	$666,130

Series 377
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	13,600	271,110	1,000	$100	$271,210	45	900	$272,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	204	4,080	4,080
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,070)	-	-	(4,070)	-	-	(4,070)
Balance at December 31, 2024	13,600	$267,040	1,000	$100	$267,140	249	$4,980	$272,120

Balance at January 1, 2025	13,600	$267,040	1,000	$100	267,140	249	4,980	$272,120
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	204	4,903	4,903
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,893)	-	-	(4,893)	-	-	(4,893)
Balance at December 31, 2025	13,600	$262,147	1,000	$100	$262,247	453	$9,883	$272,130

F-51

Series 386
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	127,650	2,553,000	-	-	2,553,000	-	-	2,553,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	832	16,640	16,640
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(16,630)	-	-	(16,630)	-	-	(16,630)
Balance at December 31, 2024	127,650	$2,536,370	1,000	$100	$2,536,470	832	$16,640	$2,553,110

Balance at January 1, 2025	127,650	$2,536,370	1,000	$100	2,536,470	832	16,640	$2,553,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	1,932	38,640	38,640
Shares exchanged	449	8,980	-	-	8,980	(449)	(8,980)	-
Net income/(loss)	-	(38,630)	-	-	(38,630)	-	-	(38,630)
Balance at December 31, 2025	128,099	$2,506,720	1,000	$100	$2,506,820	2,315	$46,300	$2,553,120

Series 411
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	44,100	882,000	-	-	882,000	-	-	882,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	539	11,130	11,130
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(11,120)	-	-	(11,120)	-	-	(11,120)
Balance at December 31, 2024	44,100	$870,880	1,000	$100	$870,980	539	$11,130	$882,110

Balance at January 1, 2025	44,100	$870,880	1,000	$100	870,980	539	11,130	$882,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	672	14,023	14,023
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(14,013)	-	-	(14,013)	-	-	(14,013)
Balance at December 31, 2025	44,100	$856,867	1,000	$100	$856,967	1,211	$25,153	$882,120

F-52

Series 415
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	25,200	504,000	-	-	504,000	-	-	504,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	335	6,700	6,700
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(6,690)	-	-	(6,690)	-	-	(6,690)
Balance at December 31, 2024	25,200	$497,310	1,000	$100	$497,410	335	$6,700	$504,110

Balance at January 1, 2025	25,200	$497,310	1,000	$100	497,410	335	6,700	$504,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	384	8,092	8,092
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(8,082)	-	-	(8,082)	-	-	(8,082)
Balance at December 31, 2025	25,200	$489,228	1,000	$100	$489,328	719	$14,792	$504,120

Series 417
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	49,950	999,000	-	-	999,000	-	-	999,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	608	12,160	12,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,150)	-	-	(12,150)	-	-	(12,150)
Balance at December 31, 2024	49,950	$986,850	1,000	$100	$986,950	608	$12,160	$999,110

Balance at January 1, 2025	49,950	$986,850	1,000	$100	986,950	608	12,160	$999,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	756	15,120	15,120
Shares exchanged	245	4,900	-	-	4,900	(245)	(4,900)	-
Net income/(loss)	-	(15,110)	-	-	(15,110)	-	-	(15,110)
Balance at December 31, 2025	50,195	$976,640	1,000	$100	$976,740	1,119	$22,380	$999,120

F-53

Series 420
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	30,550	611,000	-	-	611,000	-	-	611,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	398	7,960	7,960
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,950)	-	-	(7,950)	-	-	(7,950)
Balance at December 31, 2024	30,550	$603,050	1,000	$100	$603,150	398	$7,960	$611,110

Balance at January 1, 2025	30,550	$603,050	1,000	$100	603,150	398	7,960	$611,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	468	9,511	9,511
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(9,501)	-	-	(9,501)	-	-	(9,501)
Balance at December 31, 2025	30,550	$593,549	1,000	$100	$593,649	866	$17,471	$611,120

Series 421
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	13,143	262,860	-	-	262,860	-	-	262,860
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	13,143	$262,870	1,000	$100	$262,970	-	$-	$262,970

Balance at January 1, 2025	13,143	$262,870	1,000	$100	262,970	-	-	$262,970
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	16,907	338,140	-	-	338,140	-	-	338,140
Shares issued to noncontrolling interests for management services	-	-	-	-	-	373	7,592	7,592
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(7,582)	-	-	(7,582)	-	-	(7,582)
Balance at December 31, 2025	30,050	$593,428	1,000	$100	$593,528	373	$7,592	$601,120

F-54

Series 423
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	1,000	$100	$100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	18,400	368,000	-	-	368,000	-	-	368,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	173	3,460	3,460
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,450)	-	-	(3,450)	-	-	(3,450)
Balance at December 31, 2024	18,400	$364,550	1,000	$100	$364,650	173	$3,460	$368,110

Balance at January 1, 2025	18,400	$364,550	1,000	$100	364,650	173	3,460	$368,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	276	5,522	5,522
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,512)	-	-	(5,512)	-	-	(5,512)
Balance at December 31, 2025	18,400	$359,038	1,000	$100	$359,138	449	$8,982	$368,120

Series 429
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	41,900	838,000	-	-	838,000	-	-	838,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	283	5,660	5,660
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,650)	-	-	(5,650)	-	-	(5,650)
Balance at December 31, 2024	41,900	$832,350	1,000	$100	$832,450	283	$5,660	$838,110

Balance at January 1, 2025	41,900	$832,350	1,000	$100	832,450	283	5,660	$838,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	636	12,720	12,720
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(12,710)	-	-	(12,710)	-	-	(12,710)
Balance at December 31, 2025	41,900	$819,640	1,000	$100	$819,740	919	$18,380	$838,120

F-55

Series 442
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	17,406	348,120	-	-	348,120	-	-	348,120
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	10	-	-	10	-	-	10
Balance at December 31, 2024	17,406	$348,130	1,000	$100	$348,230	-	$-	$348,230

Balance at January 1, 2025	17,406	$348,130	1,000	$100	348,230	-	-	$348,230
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	3,694	73,880	-	-	73,880	-	-	73,880
Shares issued to noncontrolling interests for management services	-	-	-	-	-	299	5,980	5,980
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(5,970)	-	-	(5,970)	-	-	(5,970)
Balance at December 31, 2025	21,100	$416,040	1,000	$100	$416,140	299	$5,980	$422,120

Series 446
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	264,786	5,295,720	-	-	5,295,720	-	-	5,295,720
Shares issued to noncontrolling interests for management services	-	-	-	-	-	58	1,160	1,160
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,150)	-	-	(1,150)	-	-	(1,150)
Balance at December 31, 2024	264,786	$5,294,570	1,000	$100	$5,294,670	58	$1,160	$5,295,830

Balance at January 1, 2025	264,786	$5,294,570	1,000	$100	5,294,670	58	1,160	$5,295,830
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	12,714	254,280	-	-	254,280	-	-	254,280
Shares issued to noncontrolling interests for management services	-	-	-	-	-	4,164	83,624	83,624
Shares exchanged	535	10,700	-	-	10,700	(535)	(10,700)	-
Net income/(loss)	-	(83,614)	-	-	(83,614)	-	-	(83,614)
Balance at December 31, 2025	278,035	$5,475,937	1,000	$100	$5,476,037	3,687	$74,084	$5,550,120

F-56

Series 451
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	14,791	295,820	-	-	295,820	-	-	295,820
Shares issued to noncontrolling interests for management services	-	-	-	-	-	16	320	320
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(310)	-	-	(310)	-	-	(310)
Balance at December 31, 2024	14,791	$295,510	1,000	$100	$295,610	16	$320	$295,930

Balance at January 1, 2025	14,791	$295,510	1,000	$100	295,610	16	320	$295,930
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	209	4,180	-	-	4,180	-	-	4,180
Shares issued to noncontrolling interests for management services	-	-	-	-	-	228	4,560	4,560
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(4,550)	-	-	(4,550)	-	-	(4,550)
Balance at December 31, 2025	15,000	$295,140	1,000	$100	$295,240	244	$4,880	$300,120

Series 453
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	481,759	9,635,180	-	-	9,635,180	-	-	9,635,180
Shares issued to noncontrolling interests for management services	-	-	-	-	-	2,899	57,980	57,980
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(57,970)	-	-	(57,970)	-	-	(57,970)
Balance at December 31, 2025	481,759	$9,577,210	1,000	$100	$9,577,310	2,899	$57,980	$9,635,290

F-57

Series 463
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2025	-	$-	1,000	$100	100	-	-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	18,050	361,000	-	-	361,000	-	-	361,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	116	2,320	2,320
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,310)	-	-	(2,310)	-	-	(2,310)
Balance at December 31, 2025	18,050	$358,690	1,000	$100	$358,790	116	$2,320	$361,110

Series 467
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	13,050	261,000	-	-	261,000	-	-	261,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	110	2,200	2,200
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,190)	-	-	(2,190)	-	-	(2,190)
Balance at December 31, 2025	13,050	$258,810	1,000	$100	$258,910	110	$2,200	$261,110

F-58

Series 469
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	15,250	305,000	-	-	305,000	-	-	305,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	156	3,120	3,120
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,110)	-	-	(3,110)	-	-	(3,110)
Balance at December 31, 2025	15,250	$301,890	1,000	$100	$301,990	156	$3,120	$305,110

Series 470
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	12,467	249,340	-	-	249,340	-	-	249,340
Shares issued to noncontrolling interests for management services	-	-	-	-	-	138	2,760	2,760
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,750)	-	-	(2,750)	-	-	(2,750)
Balance at December 31, 2025	12,467	$246,590	1,000	$100	$246,690	138	$2,760	$249,450

F-59

Series 486
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	10,600	212,000	-	-	212,000	-	-	212,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	86	1,826	1,826
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,816)	-	-	(1,816)	-	-	(1,816)
Balance at December 31, 2025	10,600	$210,184	1,000	$100	$210,284	86	$1,826	$212,110

Series 488
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	27,700	554,000	-	-	554,000	-	-	554,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	152	3,040	3,040
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(3,030)	-	-	(3,030)	-	-	(3,030)
Balance at December 31, 2025	27,700	$550,970	1,000	$100	$551,070	152	$3,040	$554,110

F-60

Series 489
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	27,652	553,040	-	-	553,040	-	-	553,040
Shares issued to noncontrolling interests for management services	-	-	-	-	-	79	1,580	1,580
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(1,570)	-	-	(1,570)	-	-	(1,570)
Balance at December 31, 2025	27,652	$551,470	1,000	$100	$551,570	79	$1,580	$553,150

Series 497
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	23,874	477,480	-	-	477,480	-	-	477,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	35	700	700
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(690)	-	-	(690)	-	-	(690)
Balance at December 31, 2025	23,874	$476,790	1,000	$100	$476,890	35	$700	$477,590

F-61

Series 498
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	17,186	343,720	-	-	343,720	-	-	343,720
Shares issued to noncontrolling interests for management services	-	-	-	-	-	15	300	300
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(290)	-	-	(290)	-	-	(290)
Balance at December 31, 2025	17,186	$343,430	1,000	$100	$343,530	15	$300	$343,830

Series 506
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	11,029	220,580	-	-	220,580	-	-	220,580
Shares issued to noncontrolling interests for management services	-	-	-	-	-	9	180	180
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(170)	-	-	(170)	-	-	(170)
Balance at December 31, 2025	11,029	$220,410	1,000	$100	$220,510	9	$180	$220,690

F-62

Series 508
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	45,484	909,680	-	-	909,680	-	-	909,680
Shares issued to noncontrolling interests for management services	-	-	-	-	-	120	2,400	2,400
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	(2,390)	-	-	(2,390)	-	-	(2,390)
Balance at December 31, 2025	45,484	$907,290	1,000	$100	$907,390	120	$2,400	$909,790

Series 510
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-63

Series 512
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

Series 513
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-64

Series 520
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

Series 521
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

F-65

Series 522
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
	Shares	Class A ordinary Members’ Equity	Shares	Class B Members’ Equity	Members’ Equity	Shares	Noncontrolling Members’ Equity	Total Members’ Equity
Balance at January 1, 2024	-	-	-	$-	$-	-	-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2025	-	$-	-	$-	-	-	-	$-
Class B shares issued upon entity formation	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-
Shares exchanged	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-
Balance at December 31, 2025	-	$-	1,000	$100	$100	-	$-	$100

Consolidated
	Class A ordinary Shares		Class B Shares			Noncontrolling Interests
		Total Class A						Total
	Shares	Members’ Equity	Shares	Members’ Equity	Members’ Equity	Shares	Members’ Equity	Members’ Equity
Balance at January 1, 2024	968,227	19,419,960	28,000	27,170	19,447,130	2,172	43,440	19,490,570
Class B shares issued upon entity formation	-	-	10,000	1,000	1,000	-	-	1,000
Share subscriptions settled - Net	924,345	18,486,900	-	-	18,486,900	-	-	18,486,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	18,301	366,917	366,917
Shares exchanged	83	1,660	-	-	1,660	(83)	(1,660)	-
Shares distibuted	(23,933)	(575,640)	-1000	(24,470)	(600,110)	-	-	(600,110)
Net income/(loss)	-	(366,557)	0	-	(366,557)	-	-	(366,557)
Balance at December 31, 2024	1,868,722	36,966,323	37,000	3,700	36,970,023	20,390	408,697	37,378,720

Balance at January 1, 2025	1,868,722	36,966,323	37,000	3,700	36,970,023	20,390	408,697	37,378,720
Class B shares issued upon entity formation	-	-	17,000	1,700	1,700	-	-	1,700
Share subscriptions settled - Net	790,579	15,811,580	-	-	15,811,580	-	-	15,811,580
Shares issued to noncontrolling interests for management services	-	-	-	-	-	32,991	666,726	666,726
Shares exchanged	5,023	101,324	-	-	101,324	(5,023)	(101,324)	-
Shares distributed	-	-	-	-	-	-	-	-
Net income/(loss)	-	(666,246)	-	-	(666,246)	-	-	(666,246)
Balance at December 31, 2025	2,664,324	52,212,981	54,000	5,400	52,218,381	48,358	974,099	53,192,480

F-66

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Cash Flows from Operating Activities:
Net income/(loss)	$(24,611)	(30,470)	(9,590)	(14,390)	(7,915)	(9,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	24,621	30,480	9,600	14,400	7,925	9,600
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	120	120	120	120	120
Cash and Cash Equivalents, end of period	$130	130	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-67

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Cash Flows from Operating Activities:
Net income/(loss)	$(6,230)	-	(7,020)	(8,390)	(5,990)	(14,706)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	6,240		7,030	8,400	6,000	14,716
Changes in operating assets and liabilities:
Other amounts due to affiliates	-		-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	-	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-		-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-		-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-		-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-		-	-	-	-
Repayment of non-interest bearing advance from affiliate	-		-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	-	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	-	120	120	120	120
Cash and Cash Equivalents, end of period	$130	-	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-		-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-		-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-68

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Cash Flows from Operating Activities:
Net income/(loss)	$(27,734)	(66,840)	(7,910)	(7,430)	(33,830)	(8,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	27,744	66,850	7,920	7,440	33,840	8,160
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	120	120	120	120	120
Cash and Cash Equivalents, end of period	$130	130	130	130	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-69

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 348	Series 360	Series 362	Series 365	Series 370	Series 372
Cash Flows from Operating Activities:
Net income/(loss)	$(19,050)	(19,090)	(14,150)	(6,230)	(8,390)	(10,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	19,060	19,100	14,160	6,240	8,400	10,027
Changes in operating assets and liabilities:
Other amounts due to affiliates	(951,560)	(100,920)	-	(6,600)	-	-
Net Cash Provided/(Used) in Operating Activities	(951,550)	(100,910)	10	(6,590)	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	951,460	99,920	-	6,580	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	951,460	99,920	-	6,580	-	-

Net Change in Cash and Cash Equivalents	(90)	(990)	10	(10)	10	10
Cash and Cash Equivalents, beginning of period	220	1,110	110	130	120	120
Cash and Cash Equivalents, end of period	$130	120	120	120	130	130

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$951,560	100,920	-	6,600	-	-
Net payable to affiliate incurred for purchase of artwork	$(772,560)	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-70

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 374	Series 377	Series 386	Series 411	Series 415	Series 417
Cash Flows from Operating Activities:
Net income/(loss)	$(10,070)	(4,893)	(38,630)	(14,013)	(8,082)	(15,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	10,080	4,903	38,640	14,023	8,092	15,120
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	120	120	110	110	610	110
Cash and Cash Equivalents, end of period	$130	130	120	120	620	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-71

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 420	Series 421	Series 423	Series 429	Series 442	Series 446
Cash Flows from Operating Activities:
Net income/(loss)	$(9,501)	(7,582)	(5,512)	(12,710)	(5,970)	(83,614)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	9,511	7,592	5,522	12,720	5,980	83,624
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	(338,140)	-	-	(73,880)	(248,280)
Net Cash Provided/(Used) in Operating Activities	10	(338,130)	10	10	(73,870)	(248,270)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	333,609	-	-	49,580	197,600
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	35,860
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	(41,860)
Net Cash Provided/(Used) in Financing Activities	-	333,609	-	-	49,580	191,600

Net Change in Cash and Cash Equivalents	10	(4,521)	10	10	(24,290)	(56,670)
Cash and Cash Equivalents, beginning of period	110	3,830	110	110	24,410	60,400
Cash and Cash Equivalents, end of period	$120	(691)	120	120	120	3,730

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	338,140	-	-	73,880	254,280
Net payable to affiliate incurred for purchase of artwork	$-	(278,140)	-	-	(31,880)	(248,280)

The accompanying notes are an integral part of these consolidated financial statements.

F-72

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 451	Series 453	Series 463	Series 467	Series 469	Series 470	Series 486
Cash Flows from Operating Activities:
Net income/(loss)	$(4,550)	(57,970)	(2,310)	(2,190)	(3,110)	(2,750)	(1,816)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	4,560	57,980	2,320	2,200	3,120	2,760	1,826
Changes in operating assets and liabilities:
Other amounts due to affiliates	(4,180)	21,820	-	-	-	660	-
Net Cash Provided/(Used) in Operating Activities	(4,170)	21,830	10	10	10	670	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(9,657,000)	(361,000)	(261,000)	(305,000)	(250,000)	(212,000)
Net Cash Provided/(Used) in Investing Activities	-	(9,657,000)	(361,000)	(261,000)	(305,000)	(250,000)	(212,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	2,800	9,671,920	363,500	261,500	305,000	249,340	212,000
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	2,840,560	14,300	23,640	7,980	17,460	-
Repayment of non-interest bearing advance from affiliate	-	(2,840,560)	(14,300)	(23,640)	(7,980)	(17,460)	-
Net Cash Provided/(Used) in Financing Activities	2,800	9,672,020	363,600	261,600	305,100	249,440	212,100

Net Change in Cash and Cash Equivalents	(1,370)	36,850	2,610	610	110	110	110
Cash and Cash Equivalents, beginning of period	1,490	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$120	36,850	2,610	610	110	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$4,180	9,635,180	361,000	261,000	305,000	249,340	212,000
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-73

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 488	Series 489	Series 497	Series 498	Series 506	Series 508	Series 510
Cash Flows from Operating Activities:
Net income/(loss)	$(3,030)	(1,570)	(690)	(290)	(170)	(2,390)	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	3,040	1,580	700	300	180	2,400	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	1,000	1,960	22,520	17,280	4,420	34,320	-
Net Cash Provided/(Used) in Operating Activities	1,010	1,970	22,530	17,290	4,430	34,330	-

Cash Flows from Investing Activities:
Purchase of artwork	(555,000)	(555,000)	(500,000)	(361,000)	(225,000)	(944,000)	-
Net Cash Provided/(Used) in Investing Activities	(555,000)	(555,000)	(500,000)	(361,000)	(225,000)	(944,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	554,500	555,740	482,480	343,720	220,580	909,680	152,460
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	278,220	100,080	10,760	-	30,680	-
Repayment of non-interest bearing advance from affiliate	-	(278,220)	(100,080)	(10,760)	-	(30,680)	-
Net Cash Provided/(Used) in Financing Activities	554,600	555,840	482,580	343,820	220,680	909,780	152,560

Net Change in Cash and Cash Equivalents	610	2,810	5,110	110	110	110	152,560
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$610	2,810	5,110	110	110	110	152,560

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$554,000	553,040	477,480	343,720	220,580	909,680	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-74

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2025 through December 31, 2025

	Series 512	Series 513	Series 520	Series 521	Series 522	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-	(666,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	-	-	-	-	-	666,726
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	(79,475)	(1,699,055)
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	(79,475)	(1,698,575)

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-	(14,186,000)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-	(14,186,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	-	1,700
Net proceeds from unsettled subscriptions and investor subscription deposits	555,800	184,240	-	-	-	-	16,664,011
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-	3,359,540
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-	(3,365,540)
Net Cash Provided/(Used) in Financing Activities	555,800	184,340	100	100	100	-	16,659,711

Net Change in Cash and Cash Equivalents	555,800	184,340	100	100	100	(79,475)	775,136
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	4,572	100,062
Cash and Cash Equivalents, end of period	$555,800	184,340	100	100	100	(74,903)	875,198

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-	15,811,580
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	(1,330,860)

The accompanying notes are an integral part of these consolidated financial statements.

F-75

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Cash Flows from Operating Activities:
Net income/(loss)	$(23,604)	(21,070)	(9,590)	(14,150)	(3,086)	(9,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	23,614	21,080	9,600	14,160	3,096	9,360
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(1,310,020)	-	-	(328,860)	-
Net Cash Provided/(Used) in Investing Activities	-	(1,310,020)	-	-	(328,860)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares		1,310,020			328,860
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	1,310,020	-	-	328,860	-

Net Change in Cash and Cash Equivalents	10	10	10	10	10	10
Cash and Cash Equivalents, beginning of period	110	110	110	110	110	110
Cash and Cash Equivalents, end of period	$120	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-76

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Cash Flows from Operating Activities:
Net income/(loss)	$(5,470)	-	(5,565)	(6,850)	(5,990)	(11,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	5,480		5,575	6,860	6,000	11,262
Changes in operating assets and liabilities:
Other amounts due to affiliates	-		-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	-	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(51,300)		(109,820)	(154,320)	-	(89,000)
Net Cash Provided/(Used) in Investing Activities	(51,300)	-	(109,820)	(154,320)	-	(89,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-		-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-		-	-	-	-
Proceeds from issuance of Class A ordinary shares	21,240		98,680	151,320		233,620
Redemptions of Class A ordinary shares and Class B ordinary shares		(600,110)
Proceeds from non-interest bearing advance from affiliate	-		-	1,500	-	-
Repayment of non-interest bearing advance from affiliate	-		-	(1,500)	-	(149,080)
Net Cash Provided/(Used) in Financing Activities	21,240	(600,110)	98,680	151,320	-	84,540

Net Change in Cash and Cash Equivalents	(30,050)	(600,110)	(11,130)	(2,990)	10	(4,450)
Cash and Cash Equivalents, beginning of period	30,170	600,110	11,250	3,110	110	4,570
Cash and Cash Equivalents, end of period	$120		120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$30,060		11,140	3,000		4,460
Net payable to affiliate incurred for purchase of artwork	$-		-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-77

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Cash Flows from Operating Activities:
Net income/(loss)	$(26,630)	(65,030)	(7,910)	(7,430)	(33,350)	(8,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	26,640	65,040	7,920	7,440	33,360	8,160
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(61,940)	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	(61,940)	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares		55,580
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	1,000	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	(1,000)	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	55,580	-	-	-	-

Net Change in Cash and Cash Equivalents	10	(6,350)	10	10	10	10
Cash and Cash Equivalents, beginning of period	110	6,470	110	110	110	110
Cash and Cash Equivalents, end of period	$120	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received		$6,360
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	772,560

The accompanying notes are an integral part of these consolidated financial statements.

F-78

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 348	Series 360	Series 362	Series 365	Series 370	Series 372
Cash Flows from Operating Activities:
Net income/(loss)	$10	10	(5,070)	(70)	(8,390)	(9,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	5,080	80	8,400	9,360
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(684,560)	(1,231,080)	(944,000)	(415,400)	-	-
Net Cash Provided/(Used) in Investing Activities	(684,560)	(1,231,080)	(944,000)	(415,400)	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	100	1,000	-	20	-	-
Proceeds from issuance of Class A ordinary shares	683,660	1,231,080	944,000	415,400
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	681,860	-	91,780	-	-
Repayment of non-interest bearing advance from affiliate	-	(681,860)	-	(91,780)	-	-
Net Cash Provided/(Used) in Financing Activities	683,760	1,232,180	944,100	415,520	-	-

Net Change in Cash and Cash Equivalents	(790)	1,110	110	130	10	10
Cash and Cash Equivalents, beginning of period	1,010	-	-	-	110	110
Cash and Cash Equivalents, end of period	$220	1,110	110	130	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$900
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-79

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 374	Series 377	Series 386	Series 411	Series 415	Series 417
Cash Flows from Operating Activities:
Net income/(loss)	$(10,070)	(4,070)	(16,630)	(11,120)	(6,690)	(12,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	10,080	4,080	16,640	11,130	6,700	12,160
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	-	(2,553,000)	(882,000)	(504,000)	(999,000)
Net Cash Provided/(Used) in Investing Activities	-	-	(2,553,000)	(882,000)	(504,000)	(999,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	500	-
Proceeds from issuance of Class A ordinary shares			2,553,000	593,720		999,000
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	1,624,500	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	(1,624,500)	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	2,553,000	593,720	500	999,100

Net Change in Cash and Cash Equivalents	10	10	10	(288,270)	(503,490)	110
Cash and Cash Equivalents, beginning of period	110	110	100	288,380	504,100	-
Cash and Cash Equivalents, end of period	$120	120	110	110	610	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$			288,280	504,000
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-80

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 420	Series 421	Series 423	Series 429	Series 442	Series 446
Cash Flows from Operating Activities:
Net income/(loss)	$(7,950)	10	(3,450)	(5,650)	10	(1,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	7,960	-	3,460	5,660	-	1,160
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(611,000)	(262,860)	(368,000)	(838,000)	(348,120)	(5,301,720)
Net Cash Provided/(Used) in Investing Activities	(611,000)	(262,860)	(368,000)	(838,000)	(348,120)	(5,301,720)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	-	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	3,720	-	-	24,300	60,290
Proceeds from issuance of Class A ordinary shares	440,820	262,860	2,000	838,000	348,120	5,295,720
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	6,000
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	440,820	266,680	2,000	838,100	372,520	5,362,110

Net Change in Cash and Cash Equivalents	(170,170)	3,830	(365,990)	110	24,410	60,400
Cash and Cash Equivalents, beginning of period	170,280	-	366,100	-	-	-
Cash and Cash Equivalents, end of period	$110	3,830	110	110	24,410	60,400

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$170,180		366,000
Net payable to affiliate incurred for purchase of artwork	$278,140	-	-	31,880	248,280	-

The accompanying notes are an integral part of these consolidated financial statements.

F-81

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 451	Series 453	Series 463	Series 467	Series 469	Series 470	Series 486
Cash Flows from Operating Activities:
Net income/(loss)	$(310)	-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	320	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	(295,820)	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	(295,820)	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	1,380	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	295,820	-		-	-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	10,680	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(10,680)	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	297,300	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	1,490	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$1,490	-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received		$-		-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-82

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 488	Series 489	Series 497	Series 498	Series 506	Series 508	Series 510
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	-
Redemptions of Class A ordinary shares and Class B ordinary shares
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-83

MASTERWORKS VAULT 1, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 512	Series 513	Series 520	Series 521	Series 521	Series General	Series Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-	(366,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-	366,917
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	4,572	4,572
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	4,572	4,932

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-	(18,343,820)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-	(18,343,820)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-	900
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-	91,310
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-	17,102,520
Redemptions of Class A ordinary shares and Class B ordinary shares							(600,110)
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-	2,417,320
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-	(2,560,400)
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-	16,451,540

Net Change in Cash and Cash Equivalents	-	-	-	-	-	4,572	(1,887,348)
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-	1,987,410
Cash and Cash Equivalents, end of period	$-	-	-	-	-	4,572	100,062

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-	1,384,380
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-	1,330,860

The accompanying notes are an integral part of these consolidated financial statements.

F-84

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks Vault 1, LLC (the “Company”) was formed on November 9, 2022 as a Delaware series limited liability company to facilitate investment in individual works of art (each, an “Artwork”) that will be owned by individual series of the Company. We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork is owned by a separate series of the Company. Each series raises investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended. Each series issues Class A ordinary shares (“Class A shares”) representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of a single Artwork, and to pay an expense allocation to Masterworks Gallery, LLC (“Gallery”), a subsidiary of Masterworks, LLC (“Masterworks”), equal to 11% of the purchase price of the Artwork (or approximately 10% of the size of the series offering). The Company is managed by a Board of Managers comprised of three individuals and is administered by Masterworks Administrative Services, LLC (the “Administrator”).

Principles of Consolidation – The consolidated financial statements of each individual series include the accounts of the individual series and a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (a “SPC”). Each individual series holds title to the specific Artwork that it acquires in a SPC. When a SPC acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC ordinary shares (“SPC Ordinary shares”) in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering, upon a conversion of Class B ordinary shares or exchange of SPC Preferred shares (as defined in this Note), additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The accounts of any such series and its corresponding segregated portfolio of the SPC represent the consolidated financial statements of such series, due to the fact that any such series treats the corresponding segregated portfolio as a consolidated subsidiary in these financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810-10 Consolidation: Overall (“ASC 810”) . All significant intercompany transactions and balances have been eliminated in consolidation.

The Company reports consolidated financial statements of all its series given that they are under common control. In accordance with ASC 810, reporting entities eliminate intercompany transactions in consolidated financial statements and noncontrolling interest is presented in the consolidated financial statements when a subsidiary of any of the consolidated entities has a noncontrolling interest.

Members’ Liability – The Company is organized as a Delaware series limited liability company, and the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of SPC are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company that has a direct financial obligation to such creditor. As such, the liability of a member of a series of the Company for the financial obligations of the series of the Company is limited to the member’s contribution of capital to such series.

Basis of Accounting and Use of Estimates – The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses in the statements of operations during the applicable period. Actual results could materially differ from those estimates.

Cash – The Company’s cash consists of cash held in a Federal Deposit Insurance Corporation (“FDIC”) insured bank account.

Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase, including investments in money market funds, to be cash equivalents. These investments are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value.

F-85

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Artwork – The Artwork of each series is recorded at cost, which is the purchase price paid for the Artwork plus the Expense Allocation (as defined below), and any other expenditure deemed necessary to bring the Artwork to the intended use (e.g. shipping costs and import taxes). Artwork is determined to have an indefinite life. The Company will review the Artwork for impairment in accordance with the requirements of FASB ASC Subtopic 360-10, Property, Plant, and Equipment: Impairment and Disposal of Long-Lived Assets (“ASC-360”). Those requirements require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company:

●	Considers whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the Artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist, and other events, circumstances, or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork, to its carrying value; and

●	If the amount realizable upon sale of the Artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements. There were no events or circumstances indicating impairment of the Artwork for the period presented.

Expense Allocation – Each series of the Company agreed to pay Gallery an expense allocation payment equal to 11% of the purchase price of the Artwork, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Concentration of Credit Risk – Financial instruments that potentially subject each series of the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the cash of each series of the Company is held by two financial institutions that management believes are of high credit quality in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institution in which it deposits funds and cash is only held for a short duration pending closing or a distribution to members.

F-86

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Class A ordinary Share – Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to Class A ordinary shareholders by the weighted-average number of Class A ordinary shares outstanding during the period.

For diluted earnings per share, the weighted-average share count also includes additional Class A shares that could be issued from:

1.	The exchange of SPC Preferred shares (as defined later in this Note).
2.	The conversion of Class B shares, if any, based on the estimated fair value of the related artwork.

If a Series reports a net loss for the period, diluted earnings per share equals basic earnings per share because the inclusion of potentially dilutive securities would be anti-dilutive.

Income Taxes – The Company is a Delaware series limited liability company, and the Company is treated as a partnership for U.S. tax purposes. Each series is disregarded for income tax purposes. As such, the Company and each of its series are pass-throughs for income tax purposes and generally not subject to federal or state income taxes. Instead, each series’ taxable income or loss, which may differ significantly from the income or loss reported in the financial statements, is allocated to its members and each member is responsible for reporting their share of the series’ taxable income or loss on their federal and state tax returns. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

For the current tax year and all major taxing jurisdictions, the Administrator has determined that the Company and each series qualify as pass-through entities with no uncertain tax positions requiring recognition in the financial statements. If any series incurs an income tax liability in the future, Interest on the liability will be recorded as interest expense and penalties will be recorded as income tax expense for that series. The Administrator does not anticipate material changes to its assessment of uncertain tax positions in the next twelve months. However, this conclusion may be subject to review and adjustment based on changes in tax laws, regulations, interpretations, or other factors, including the timing of deductions, income allocation across jurisdictions, and compliance with U.S., state, and foreign tax laws.

Unsettled Subscriptions and Investor Subscription Deposits – The unsettled subscriptions and investor subscription deposits consist of amounts received from potential investors that are expected to be settled in Class A shares of a series at an undetermined future date upon closing of the relevant offering.

Organizational and Offering Costs – The Administrator will pay all of the Company’s ordinary ongoing operating costs and expenses and manage all management services relating to the Company’s business, each series and the Artwork of each series in exchange for SPC Preferred shares as later defined in this Note.

Organizational and offering costs include all expenses relating to the formation of the Company and its series, the qualification of the series’ offerings, and the marketing and distribution of each series’ Class A shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars; mailing and distribution costs; telephones, internet, and other telecommunications costs; all advertising and marketing expenses; charges of experts and fees; expenses and taxes related to the series’ offerings; and qualification of the sale of Class A shares of a series under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company did not pay any of these costs and is not required to reimburse the Administrator for any of these costs. Accordingly, these costs are not included in the Company’s consolidated financial statements.

F-87

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Members’ Equity – Members’ equity for each series is comprised of different types of membership interests: Class A shares, Class B ordinary shares (“Class B shares”), a Class C ordinary share (“Class C share”), as well as SPC preferred shares (“SPC Preferred Shares”) and SPC ordinary shares (“SPC Ordinary shares”) of SPC:

Class A shares - The Class A shares of each series represent in the aggregate 100% of the members’ capital accounts of each such series and an 80% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

The authorized number of Class A shares for each series is limited to the primary offering number of shares plus: (i) the number of Class A shares which may be issued upon exchange of the SPC Preferred shares, plus (ii) shares which may be issued upon conversion of Class B shares. All Class A shares have certain limited voting and approval rights, including for the issuance of additional shares and removing members of the Board of Managers or the Administrator. The Board of Managers controls all other actions as stated in the Company’s amended and restated operating agreement.

Class B shares - The Class B shares of each series initially held by Masterworks Foundry, LLC (“Foundry”) are profit interests that represent a 20% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. In addition, prior to a sale of the Artwork, Class B shares of series may be converted into Class A shares of such series with a value at the time of conversion equal to 20% of the increase in value of the Company’s issued and outstanding Class A and B shares. The authorized number of Class B shares is limited to the number of Class B shares set forth on the Consolidated Statement of Members’ Equity. The convertible Class B shares have no specified exercise date, exercise price, or expiration. Class B shares for any series have 100% of the voting rights prior to the issuance of Class A shares of such series and no voting rights after the issuance of Class A shares of such series.

Class C share - The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

SPC Preferred shares - The SPC Preferred shares have a $20 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the Class A shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), the Administrator, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), the Administrator would exchange its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders. The number of SPC Preferred shares shall be limited to the number of SPC Preferred shares which may be issued pursuant to a management service agreement signed with the Administrator (Note 2).

SPC Ordinary shares - The SPC Ordinary shares represent a 100% residual economic ownership interest in the Segregated Portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares (as defined below), if any. Each Series’ membership interest represented by SPC Ordinary shares is eliminated upon consolidation between each Series and its corresponding SPC.

Revenue Recognition – The Company does not plan to generate a material amount of revenue until the Artwork of any series is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the transfer of the Artwork title to the buyer.

F-88

2. RELATED PARTY TRANSACTIONS

Management services are provided pursuant to a management services agreement among the Company, on behalf of each applicable series, Masterworks Cayman, SPC, on behalf of each applicable segregated portfolio, and the Administrator, which was entered into prior to the initial closing of the initial series offerings, and incorporates a “unitary” fee structure (the “Management Services Agreement”). This means the Administrator will pay all of the ordinary ongoing operating costs and expenses and manage all management services relating to the business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman, SPC (the “SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman, SPC outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. The Company recognizes the management services fees expense at the time of issuance of the related SPC Preferred shares as the requisite service period is considered completed. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. The SPC Preferred shares are recorded using the net asset value effective as of the applicable quarter-end in which the management services fee is due and payable. No management services fees are payable for the period prior to the closing of 95% of the applicable series offering.

The management services fee covers all ordinary operating costs of the Company and each series; however, the Administrator will charge the Company for any extraordinary costs and payments, including costs and payments associated with litigation, arbitration, or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction and for selling the Artwork of each series. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence for the applicable series, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Artwork is sold, and the resulting proceeds can be used to settle the liability to the Administrator. The Administrator may be removed from its role as Administrator if the holders of two-thirds (⅔) of the voting shares of all series of the Company voting as a single class vote to remove and replace the Administrator, which would result in termination of the Management Services Agreement.

Additionally, the Management Services Agreement also provides that the Administrator will pay the Company for the rights to commercialize the Artwork of each series for the duration of the operations of the Company. Each series receives de minimis royalty income from the Administrator by the end of each fiscal year.

All balances and transactions denoted as to or from “affiliate” on the accompanying consolidated balance sheet, statement of operations, and statement cash flows represent related party transactions.

F-89

3. FAIR VALUE MEASUREMENTS

Financial assets are recorded at fair value, which is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date.

The accounting guidance establishes a three-tier fair value hierarchy based on the inputs used in valuation:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than quoted prices, including market data for similar assets or liabilities.
●	Level 3: Unobservable inputs based on management’s estimates, considering valuation risks.

Each series determines fair value using quoted prices, market data, or valuation techniques that prioritize observable inputs while considering counterparty credit risk.

If a series holds financial assets, the following table(s) present their fair value by hierarchy level (in thousands):

December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Money Market Funds	$-	$-	$-	$-

Total Assets	$-	$-	$-	$-

4. ADMINISTRATOR SUMMARY FINANCIAL INFORMATION

The Company is not expected to maintain a material amount of cash and will be entirely dependent upon the Administrator to perform administrative services and to pay ordinary ongoing costs and expenses to maintain the Artwork and manage the Company’s operations. The table below summarizes selected unaudited financial information of the Administrator:

	December 31,
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	-	-
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total member’s equity	$29,691,198	$33,561,892

5. RISKS AND UNCERTAINTIES

The nature of the Company’s operations are limited in scope. The Company holds no material assets other than the Artworks beneficially owned by each series, has no employees, and has no debts or contractual obligations, other than a management services agreement pursuant to which the Administrator will provide services that are essential to the Company, such as storage, insurance, display, transport, SEC filings and compliance, and other normal operating services, and the Administrator will fund all of such costs and expenses. As a result of this relationship, the Company is dependent upon the Administrator and is totally reliant on the Administrator to manage its business.

The preparation of the consolidated financial statements requires the use of estimates by management. Although the Artwork of each series is carried at its cost basis, subject to possible impairment, Management must estimate the value of the Artwork to determine the expense associated with fees payable to the Administrator, which are payable in the form of SPC Preferred shares that are convertible to Class A shares, hence, representing membership interests in the Company. The value of Artwork is highly subjective and given that each artwork is unique, there is a risk that management’s estimates are materially incorrect, which would result in an understatement or overstatement of the Company’s expenses. The value of the Artwork of each series estimated by management has no impact on the number of SPC Preferred shares issued or Class A shares issuable upon conversion thereof.

The Company is subject to an exceptionally high level of concentration risk. The Artwork of any series can decline in value, become worthless or be difficult or impossible to liquidate due to economic factors, trends in the art market generally, trends relating to the genre of the artwork or trends relating to the market for works by the artist that produced the Artwork, as well as changes in the condition of the Artwork and other factors. In periods of global financial weakness and disruption in financial and capital markets, the art market tends to experience declines in transaction volume, making it extremely difficult to liquidate artwork during such periods at acceptable values or at all.

6. SUBSEQUENT EVENTS

Management has evaluated events and transactions that have occurred since December 31, 2025 and reflected their effects, if any, in these statements through April 3, 2026, the date the financial statements were available to be issued, and a summary of material events is set forth below.

The table below shows offerings, which have been qualified after the date of the financial statements through April 3, 2026:

Series	Underlying Asset	Maximum Offering Size	Class A shares	Qualification Date
Series 522	Painting by Elaine de Kooning	$278,000	13,900	1/12/2026
Series 401	Painting by Pierre Soulages	$1,221,000	61,050	3/26/2026

F-90

Item 8. Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on December 13, 2022).*
2.2	Certificate of Amendment to the Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on December 13, 2022).*
2.3	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.3 to the Company’s Form 1-A POS filed on May 25, 2023).*
2.4	Form of Second Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-U filed on January 4, 2024).*
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-U filed on August 31, 2023).*
6.3	Form of Amended and Restated Management Services Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on January 4, 2024).*
6.4	Form of Amended and Restated Financing, License and Sourcing Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 9, 2024).*
6.5	Art Purchase Agreement for Series 300 (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s Form 1-A/A filed on March 1, 2023).*
6.6	Art Purchase Agreement for Series 309 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on May 25, 2023).*
6.7	Art Purchase Agreement for Series 315 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on June 8, 2023).*
6.8	Art Purchase Agreement for Series 318 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A POS filed on June 8, 2023).*
6.9	Art Purchase Agreement for Series 319 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A POS filed on June 8, 2023).*
6.10	Art Purchase Agreement for Series 316 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.11	Art Purchase Agreement for Series 323 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.12	Art Purchase Agreement for Series 329 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.13	Art Purchase Agreement for Series 339 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.14	Art Purchase Agreement for Series 340 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.15	Art Purchase Agreement for Series 320 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.16	Art Purchase Agreement for Series 336 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.17	Art Purchase Agreement for Series 338 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.18	Art Purchase Agreement for Series 343 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.19	Art Purchase Agreement for Series 344 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.20	Art Purchase Agreement for Series 346 (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.21	Art Purchase Agreement for Series 348 (incorporated by reference to the copy thereof submitted as Exhibit 6.21 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.22	Art Purchase Agreement for Series 370 (incorporated by reference to the copy thereof submitted as Exhibit 6.22 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.23	Art Purchase Agreement for Series 372 (incorporated by reference to the copy thereof submitted as Exhibit 6.23 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.24	Art Purchase Agreement for Series 374 (incorporated by reference to the copy thereof submitted as Exhibit 6.24 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.25	Art Purchase Agreement for Series 322 (incorporated by reference to the copy thereof submitted as Exhibit 6.25 to the Company’s Form 1-A POS filed on August 15, 2023).*
6.26	Art Purchase Agreement for Series 345 (incorporated by reference to the copy thereof submitted as Exhibit 6.26 to the Company’s Form 1-A POS filed on August 15, 2023).*
6.27	Art Purchase Agreement for Series 377 (incorporated by reference to the copy thereof submitted as Exhibit 6.27 to the Company’s Form 1-A POS filed on August 15, 2023).*

14

6.28	Art Purchase Agreement for Series 411 (incorporated by reference to the copy thereof submitted as Exhibit 6.28 to the Company’s Form 1-A POS filed on October 30, 2023).*
6.29	Art Purchase Agreement for Series 415 (incorporated by reference to the copy thereof submitted as Exhibit 6.29 to the Company’s Form 1-A POS filed on October 30, 2023).*
6.30	Art Purchase Agreement for Series 386 (incorporated by reference to the copy thereof submitted as Exhibit 6.30 to the Company’s Form 1-A POS filed on November 20, 2023).*
6.31	Art Purchase Agreement for Series 420 (incorporated by reference to the copy thereof submitted as Exhibit 6.31 to the Company’s Form 1-A POS filed on November 20, 2023).*
6.32	Art Purchase Agreement for Series 423 (incorporated by reference to the copy thereof submitted as Exhibit 6.32 to the Company’s Form 1-A POS filed on November 20, 2023).*
6.33	Art Purchase Agreement for Series 417 (incorporated by reference to the copy thereof submitted as Exhibit 6.33 to the Company’s Form 1-A POS filed on January 23, 2024).*
6.34	Art Purchase Agreement for Series 421 (incorporated by reference to the copy thereof submitted as Exhibit 6.34 to the Company’s Form 1-A POS filed on March 21, 2024).*
6.35	Art Purchase Agreement for Series 429 (incorporated by reference to the copy thereof submitted as Exhibit 6.35 to the Company’s Form 1-A POS filed on March 21, 2024).*
6.36	Art Purchase Agreement for Series 360 (incorporated by reference to the copy thereof submitted as Exhibit 6.36 to the Company’s Form 1-A POS filed on May 1, 2024).*
6.37	Art Purchase Agreement for Series 442 (incorporated by reference to the copy thereof submitted as Exhibit 6.37 to the Company’s Form 1-A POS filed on May 1, 2024).*
6.38	Art Purchase Agreement for Series 362 (incorporated by reference to the copy thereof submitted as Exhibit 6.38 to the Company’s Form 1-A POS filed on May 30, 2024).*
6.39	Art Purchase Agreement for Series 365 (incorporated by reference to the copy thereof submitted as Exhibit 6.39 to the Company’s Form 1-A POS filed on May 30, 2024).*
6.40	Art Purchase Agreement for Series 446 (incorporated by reference to the copy thereof submitted as Exhibit 6.40 to the Company’s Form 1-A POS filed on July 31, 2024).*
6.41	Art Purchase Agreement for Series 451 (incorporated by reference to the copy thereof submitted as Exhibit 6.41 to the Company’s Form 1-A POS filed on September 18, 2024).*
6.42	Art Purchase Agreement for Series 463 (incorporated by reference to the copy thereof submitted as Exhibit 6.42 to the Company’s Form 1-A POS filed on December 17, 2024).*
6.43	Art Purchase Agreement for Series 467 (incorporated by reference to the copy thereof submitted as Exhibit 6.43 to the Company’s Form 1-A POS filed on January 24, 2025).*
6.44	Art Purchase Agreement for Series 469 (incorporated by reference to the copy thereof submitted as Exhibit 6.44 to the Company’s Form 1-A POS filed on February 11, 2025).*
6.45	Art Purchase Agreement for Series 470 (incorporated by reference to the copy thereof submitted as Exhibit 6.45 to the Company’s Form 1-A POS filed on February 11, 2025).*
6.46	Art Purchase Agreement for Series 453 (incorporated by reference to the copy thereof submitted as Exhibit 6.46 to the Company’s Form 1-A POS filed on February 26, 2025).*
6.47	Art Purchase Agreement for Series 486 (incorporated by reference to the copy thereof submitted as Exhibit 6.47 to the Company’s Form 1-A POS filed on April 11, 2025).*
6.48	Art Purchase Agreement for Series 488 (incorporated by reference to the copy thereof submitted as Exhibit 6.48 to the Company’s Form 1-A POS filed on April 11, 2025).*
6.49	Art Purchase Agreement for Series 489 (incorporated by reference to the copy thereof submitted as Exhibit 6.49 to the Company’s Form 1-A POS filed on April 11, 2025).*
6.50	Art Purchase Agreement for Series 497 (incorporated by reference to the copy thereof submitted as Exhibit 6.50 to the Company’s Form 1-A POS filed on June 23, 2025).*
6.51	Art Purchase Agreement for Series 498 (incorporated by reference to the copy thereof submitted as Exhibit 6.51 to the Company’s Form 1-A POS filed on July 10, 2025).*
6.52	Art Purchase Agreement for Series 506 (incorporated by reference to the copy thereof submitted as Exhibit 6.52 to the Company’s Form 1-A POS filed on August 19, 2025).*
6.53	Art Purchase Agreement for Series 508 (incorporated by reference to the copy thereof submitted as Exhibit 6.53 to the Company’s Form 1-A POS filed on August 29, 2025).*
6.54	Art Purchase Agreement for Series 510 (incorporated by reference to the copy thereof submitted as Exhibit 6.54 to the Company’s Form 1-A POS filed on September 12, 2025).*
6.55	Art Purchase Agreement for Series 512 (incorporated by reference to the copy thereof submitted as Exhibit 6.55 to the Company’s Form 1-A POS filed on October 2, 2025).*
6.56	Art Purchase Agreement for Series 513 (incorporated by reference to the copy thereof submitted as Exhibit 6.56 to the Company’s Form 1-A POS filed on October 2, 2025).*
6.57	Art Purchase Agreement for Series 520 (incorporated by reference to the copy thereof submitted as Exhibit 6.57 to the Company’s Form 1-A POS filed on November 26, 2025).*
6.58	Art Purchase Agreement for Series 521 (incorporated by reference to the copy thereof submitted as Exhibit 6.58 to the Company’s Form 1-A POS filed on November 26, 2025).*
6.59	Art Purchase Agreement for Series 522 (incorporated by reference to the copy thereof submitted as Exhibit 6.59 to the Company’s Form 1-A POS filed on December 29, 2025).*
6.60	Standard Terms and Conditions of Sale for Series 322 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on December 26, 2023).*

* Filed Previously

15

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Masterworks Vault 1, LLC

By:	/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel & Secretary

Pursuant to the requirements of Regulation A, this Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel S. Glenday	Chief Executive Officer	April 3, 2026
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer (Principal Financial Officer	April 3, 2026
Nigel S. Glenday	and Principal Accounting Officer) and Member of Board of Managers

/s/ Joshua B. Goldstein	Member of the Board of Managers	April 3, 2026
Joshua B. Goldstein

16